                                                                   EXHIBIT 10.26

                                MASTER AGREEMENT
                                      FOR
                          OPERATIONS SUPPORT SERVICES

                                  Version 4.0

     This Master Agreement is entered into as of May 11, 1999 (the "Effective
                                                                    ---------
     Date"), between
     ----

     1.  Electronic Data Systems Corporation, a Delaware corporation ("EDS")

     AND

     2.  Equifax Payment Services, Inc., a Delaware corporation ("Equifax").

     The Parties agree to the terms and conditions set forth in this Master Agreement (including the forms of Exhibits and Schedules referenced in this Master Agreement), and in each Transaction Document (including the Schedules referenced in each Transaction Document) executed by the Parties referencing this Master Agreement. Each Transaction Document is incorporated into this Master Agreement, and the several Transaction Documents and this Master Agreement are herein collectively referred to as the Agreement.

Signed for and on behalf of EDS:

Electronic Data Systems Corporation

Signature:  /s/ Illegible
          -------------------------------------

Title:
      -----------------------------------------

Signed for and on behalf of Equifax:

Equifax Payment Services, Inc.

Signature:  /s/ Illegible
           ------------------------------------

Title:
      -----------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.   PURPOSE/STRUCTURE/TERM OF AGREEMENT..................................... 1

     1.1. Purpose of Agreement............................................... 1
     1.2. Structure of Agreement............................................. 2
     1.3. Term of Agreement.................................................. 2
     1.4. Extension of Services.............................................. 2

2.   DEFINITIONS............................................................. 2

3.   THE SERVICES............................................................ 3

     3.1. Obligation to Provide Services..................................... 3
     3.2. Performance........................................................ 3
     3.3. Disaster Recovery Services......................................... 4
     3.4. Inspections and Audits............................................. 4
     3.5. Resources and Facilities........................................... 5
     3.6. Data and Security.................................................. 6
     3.7. Technology Refresh................................................. 7
     3.8. Software Licenses.................................................. 7
     3.9. Software Currency.................................................. 8
     3.10. Viruses........................................................... 9
     3.11. Software - Substitutions and Additions............................ 9
     3.12. Third Party Agreements - Substitutions and Additions.............. 9
     3.13. New Services......................................................10
     3.14. Affiliates........................................................10

4.   WARRANTIES/REPRESENTATIONS/COVENANTS....................................11

     4.1. Work Standards.....................................................11
     4.2. Noninfringement....................................................11
     4.3. Disabling Code.....................................................11
     4.4. Authorization and Enforceability...................................11
     4.5. Disclaimer.........................................................11
     4.6. Regulatory Proceedings and Compliance with Laws....................11
     4.7. Year 2000 Warranty.................................................12
     4.8. Covenant of Cooperation and Good Faith.............................12
     4.9. Compliance with Standards..........................................12

5.   TRANSITION..............................................................12

     5.1. Transition Plan....................................................12
     5.2. [*]................................................................12

6.   INTEGRATED PLANNING TEAM/CHANGE CONTROL PROCESS.........................13

     6.1. Integrated Planning Team...........................................13
     6.2. Projections/Plans..................................................13
     6.3. Agreement Change Control Process...................................14

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

7.   SERVICES STAFFING/MANAGEMENT/ADMINISTRATION.............................15

     7.1. Project Executives and Managers....................................15
     7.2. Replacement of Personnel...........................................15
     7.3. Retention of Experienced Personnel.................................15
     7.4. Efficient Use of Resources.........................................16
     7.5. Key Positions......................................................16
     7.6. Hiring of Employees................................................16

8.   RELATIONSHIP PROTOCOLS..................................................16

     8.1. Evolving Nature of Relationship....................................16
     8.2. Required Consents..................................................17
     8.3. Appointment as Attorney In Fact....................................18
     8.4. Conflicts of Interests.............................................19
     8.5. Alternate Providers................................................19
     8.6. Use of Subcontractors..............................................20
     8.7. Equifax Approvals and Notification.................................20

9.   CHARGES/NEW SERVICES/INVOICES/PAYMENTS..................................21

     9.1. Disbursements......................................................21
     9.2. Monthly Charges....................................................21
     9.3. [*]................................................................21
     9.4. Annual Adjustment..................................................21
     9.5. Taxes..............................................................22
     9.6. New Services.......................................................22
     9.7. Invoice Payment....................................................22
     9.8. Benchmark Study....................................................23
     9.9. Service Credits....................................................23
     9.10. Other Credits.....................................................24
     9.11. RESERVED..........................................................24
     9.12. Disputed Charges/Credits..........................................24
     9.13. Reduction of Equifax Work.........................................24

10. INTELLECTUAL PROPERTY RIGHTS.............................................25

     10.1. Ownership of Materials............................................25
     10.2. Obligations Regarding Materials...................................25

11. CONFIDENTIALITY..........................................................26

     11.1. Confidential Information..........................................26
     11.2. Obligations.......................................................26
     11.3. Exclusions........................................................27
     11.4. Loss of Company Information.......................................27
     11.5. Limitation........................................................27

12. TERMINATION..............................................................27

     12.1. Termination By Equifax............................................27
     12.2. Termination by EDS................................................28
     12.3. [*]...............................................................28
     12.4. Services Transfer Assistance......................................28

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

     12.5. Other Rights Upon Termination.....................................29
     12.6. Effect of Termination/Survival of Selected Provisions.............30

13. LIABILITY................................................................30

     13.1. Liability Caps....................................................31
     13.2. Exclusions........................................................31
     13.3. Direct Damages....................................................31
     13.4. Dependencies......................................................31
     13.5. Remedies..........................................................32

14. INDEMNITIES..............................................................32

     14.1. Indemnity by EDS..................................................32
     14.2. Indemnity by Equifax..............................................33
     14.3. Employment Actions................................................34
     14.4. Exclusive Remedy..................................................34
     14.5. Indemnification Procedures........................................35

15. INSURANCE AND RISK OF LOSS...............................................35

     15.1. EDS Insurance.....................................................35
     15.2. Risk of Property Loss.............................................36
     15.3. Mutual Waiver of Subrogation......................................36

16. DISPUTE RESOLUTION.......................................................37

     16.1. Dispute Resolution Procedures.....................................37
     16.2. Continued Performance.............................................38

17. GENERAL..................................................................39

     17.1. Relationship of Parties...........................................39
     17.2. Entire Agreement, Updates, Amendments and Modifications...........39
     17.3. Force Majeure.....................................................39
     17.4. Nonperformance....................................................40
     17.5. Waiver............................................................40
     17.6. Severability......................................................40
     17.7. Counterparts......................................................40
     17.8. Governing Law.....................................................40
     17.9. Binding Nature and Assignment.....................................40
     17.10. Notices..........................................................41
     17.11. No Third Party Beneficiaries.....................................41
     17.12. Other Documents..................................................41
     17.13. Consents and Approvals...........................................42
     17.14. Headings.........................................................42

                        EXHIBITS TO THE MASTER AGREEMENT
                        --------------------------------

Exhibit
-------

1         Master Agreement Structure Diagram and Form of Transaction Document

2         Definitions

3         List of Transaction Document Schedules

4         "Integrated Planning Team Charter and Operating Procedures Guidelines"

1.   PURPOSE/STRUCTURE/TERM OF AGREEMENT

1.1. Purpose of Agreement

(a) EDS is a provider of a broad range of information technology operations and support services including, without limitation, information technology, information management, communications and related services, and is experienced and skilled in the administration, management, provision and performance of such services and the business functions, responsibilities and tasks attendant with such services. EDS desires to provide certain of these operations and support services to the Equifax Group for the Equifax Business as currently performed by the Equifax Group and as envisioned to be required for the Equifax Business and the Equifax Group during the Term, and to perform and assume the functions, responsibilities and tasks attendant with such operations and support services. Equifax desires that such operations and support services for the Equifax Business and the Equifax Group and the attendant functions, responsibilities and tasks, be performed and assumed by EDS. This Agreement documents the terms and conditions under which (1) the Equifax Group will obtain such operations support services from EDS, and (2) EDS will administer, manage, support, provide and perform such services and the functions, responsibilities and tasks attendant with such services, for the Equifax Group.

(b) The Parties have identified certain goals and objectives for the EDS engagement pursuant to the Agreement. These goals and objectives include the following: (i) engaging EDS (A) to provide, and cause to be provided through its Affiliates and subcontractors, certain information technology operations and support services to the Equifax Group as the Equifax Business evolves over the Term; (B) to efficiently and timely provide such operations and support services to, and perform and assume the functions, responsibilities and tasks attendant with such services for, the Equifax Business and the Equifax Group at levels appropriate to fulfill the requirements of the Equifax Business and the Equifax Group; and (C) to proactively define and propose cost effective solutions to improve the efficiency and functionality of the information management systems operations of the Equifax Group comprising such services in support of the Equifax Business; (ii) securing favorable rates for existing resource consumption and additions to and reductions in resource consumption by the Equifax Group and increasing flexibility regarding resources chargeable and available to the Equifax Group from EDS; (iii) taking advantage of new and/or proven business processes and information technologies to improve the performance, efficiency and cost to performance ratios experienced by the Equifax Group and to enable the Equifax Group to respond to market requirements for the Equifax Business; (iv) enhancing the current operations functionality of the Equifax Group's processes, systems and service levels comprising such services; (v) minimizing any potential operating and financial risks to the Equifax Group; (vi) ensuring the efficiency, stability and security of existing and future processes, systems and service levels; (vii) evolving the support services, processes, systems and service levels to meet the dynamic requirements of the Equifax Group and Equifax Business; and (viii) providing processes and procedures to transition such services back to the Equifax Group or to another service provider from EDS with minimal disruption.

(c) EDS recognizes that the Equifax Group expects to be treated as a valued and commercially favored customer. EDS agrees that the definition of customer satisfaction goes beyond EDS's performance against established service levels and requires that EDS exhibit a customer service attitude focused on assisting Equifax where commercially reasonable to attain the goals and objectives described in Section 1.1(b), including, without limitation,
                             --------------
     reducing the operations support costs of and improving service levels to the Equifax Group and the customers of the Equifax Group.

(d)  The provisions of this Section 1.1 are intended to be a statement of the
                            -----------
     purpose of the Agreement and are not intended to alter the plain meaning of the terms and conditions of the Agreement or to require either Party to undertake performance obligations not required by the Agreement. To the extent that the terms and conditions of the Agreement are unclear or ambiguous, such terms and conditions are to be interpreted and construed consistent with the purposes set forth in this Section 1.1.
                                                    -----------

1.2. Structure of Agreement

(a) As of the Effective Date, the Services will be grouped around the cluster of services described in the Schedules to each Transaction Document.

(b) The Agreement is comprised of (i) the provisions set forth in this Master Agreement and the forms of the Exhibits and Schedules referenced herein; and (ii) each Transaction Document including the Schedules referenced in each Transaction Document as illustrated in Exhibit 3.
                                                 ---------
(c) The Services will be the subject of one or more Transaction Documents. Each Transaction Document will include Schedules in the forms described in
     Exhibit 1, configured as noted on Exhibit 3.  The Transaction Documents
     ---------                         ---------
     will collectively define the Services provided to the Equifax Group across multiple Towers and the terms and conditions upon which the Services will be provided.

(d) Transaction Documents will be executed by the Parties. The terms of Transaction Documents will be governed by the terms of the Master Agreement unless the Parties to an individual Transaction Document expressly specifically note the deviations from the terms of the Master Agreement for the purposes of such Transaction Document on a Schedule P to the
                                                    ----------
     Transaction Document entitled "Deviations  From Terms of Master Agreement."
                                    ------------------------------------------

(e) Each Transaction Document will be submitted to and approved by the Integrated Planning Team prior to execution by the Parties. The approval will be evidenced by a representative of each of the Parties, who is also a member of the Integrated Planning Team, noting and attesting to the approval of the Integrated Planning Team on a cover sheet to such Transaction Document.

1.3. Term of Agreement

The Term of the Agreement will begin as of the Effective Date and will terminate upon the tenth (10th) anniversary thereof, unless earlier terminated or extended in accordance with the provisions of this Agreement. The term of each Transaction Document will be for the period set forth therein, which period may not exceed the Term. If the Parties do not agree upon the terms, conditions and pricing applicable to such renewal period no later than one hundred eighty (180) days prior to the expiration date of the Term, Equifax may extend the Term of the Agreement and the term of any Transaction Document for an additional period of up to one (1) year on the terms, conditions and pricing then in effect.

1.4. Extension of Services

Equifax may request and EDS will once extend the provision of the Services Transfer Assistance pursuant to any Transaction Document for the Extension Period upon not less than ninety (90) days prior written notice before the scheduled termination or expiration of the provision of the Services or Services Transfer Assistance, or if applicable, notice given within thirty (30) days after the effective date of a notice of termination for any reason by either Party. Any such extension shall be on the terms, conditions and pricing then in effect at the time of the commencement of such extension including, without limitation, Section 12.4 of the Agreement.
            ------------

2.   DEFINITIONS

In the Agreement (including each Transaction Document and the Schedules thereto) all capitalized terms shall have the meanings set forth in Exhibit 2.
                                                           ---------

3.   THE SERVICES

3.1. Obligation to Provide Services

(a) Starting on the Commencement Date of each Transaction Document and continuing during the term of each such Transaction Document, EDS shall provide the Services to, and perform the Services for, the Equifax Group.

(b) There may be functions, responsibilities, activities and tasks not specifically described in the Agreement (including the Transaction Documents) which are required for the proper performance and provision of the Services and are an inherent part of, or a necessary sub-part included within, the Services. If such functions, responsibilities, activities and tasks are determined to be required for the proper performance and provision of the Services or are an inherent part, or a necessary sub-part included within, the Services, such functions, responsibilities, activities and tasks shall be deemed to be implied by and included within the scope of the Services, to the same extent and in the same manner as if specifically described in the Agreement (including the Transaction Documents). Each such determination shall be made by agreement of the Parties or resolved pursuant to the dispute resolution provisions of Section 16.
                                                      ----------
(c) EDS is engaged by Equifax on a non-exclusive basis to provide the Services under the Agreement and each Transaction Document and accordingly, Equifax may engage a third party to perform, or itself perform, the Services or any element of the Services, at any time.

3.2. Performance

(a) EDS agrees that the performance of the Services covered by each Transaction Document will meet or exceed each of the applicable Performance Standards and Minimum Service Levels set forth in the Schedules to each such Transaction Document, subject to the limitations and in accordance with the provisions set forth in the Agreement.

(b) Concurrent with the Business and Operations Support Plan review process described in Sections 6.1 and 6.2 and more often if requested by Equifax,
                  ------------     ---
     Equifax and EDS will review and agree to commercially reasonable changes, modifications, deletions and replacements of and additions to the Performance Standards, the Minimum Service Levels and the Service Credits under each Transaction Document for the purposes of better and more timely reflecting, facilitating and supporting the continuing development, and evolving priorities of the Equifax Group and the Equifax Business. Any such changes will be implemented through the Change Control Process. The Parties intend that the Performance Standards and the Minimum Service Levels will not be less favorable to the Equifax Group during the term of the Transaction Document to which they are applicable than they are at the initiation of the Services pursuant to such Transaction Document, and will be improved over time. The Parties agree to cooperate and deal with each other in good faith to promptly resolve on a reasonable basis in consonance with the purposes of the review process, any differences between the Parties regarding appropriate changes to, modifications of, additions to, deletions of and replacements of the Performance Standards, the Minimum Service Levels and the Service Credits.

(c) Subject to Equifax's prior approval (which approval shall not be unreasonably withheld), EDS shall implement the necessary measurement and monitoring tools and procedures required to set Resource Unit Baseline measurements and to measure and report EDS's performance of the Services against the Performance Standards and Minimum Service Levels as such standards and levels may be developed, modified and changed during the term of each Transaction Document and as the Services may evolve and be supplemented and enhanced during each such term. Such measurement and monitoring shall permit reporting at a reasonable level of detail sufficient to verify compliance with the Performance Standards and Minimum Service Levels and application of any attendant Service Credits. EDS shall prepare and maintain detailed records regarding its compliance with the Performance Standards and Minimum Service Levels and the determination and application of attendant Service Credits, and shall permit Equifax and its designees access to all such records for the purposes of performing verifying audits, planning and identifying possible process improvements. Upon request, EDS shall provide

     Equifax with information and reasonable access to such tools and procedures, and the records relating thereto, for purposes of verification of the reported performance levels.

3.3. Disaster Recovery Services

EDS will provide Disaster Recovery Services under each Transaction Document in accordance with Schedule G to each Transaction Document. If EDS fails to
                ----------
provide Disaster Recovery Services to the extent and in accordance with the time table set forth in such Schedule G for a period set forth therein, Equifax will
                        ----------
be entitled, at its election to terminate such Transaction Document pursuant to
Section 12.1(a) (without giving the notices and observing the cure periods set
---------------
forth in Section 12.1(a)) upon written notice to EDS.  If Equifax elects to
         ---------------
terminate such Transaction Document as described in this Section 3.3, Equifax
                                                         -----------
shall give notice to EDS of such election within thirty (30) days after the occurrence of the event on which such termination is based. In the event of a termination of such Transaction Document is authorized under this Section 3.3,
                                                                  ------------
Equifax shall not be required to pay any Termination Charges or Wind-Down Expenses to EDS. Such termination shall not constitute the sole and exclusive remedy of Equifax for such failure of performance by EDS, and Equifax may treat such termination as a termination for cause pursuant to Section 12.1(a).
                                                        ---------------

3.4. Inspections and Audits

(a) EDS shall maintain a complete audit trail of all financial and non-financial transactions resulting from or arising in connection with the Agreement. EDS shall provide to Equifax, its auditors (including internal audit staff and external auditors), inspectors, regulators and other representatives as Equifax may from time to time designate in writing, access at all reasonable times to any facility or part of a facility at which either EDS or any of its subcontractors is providing the Services, to EDS personnel, and to data and records relating to the Services for the purpose of performing audits and inspections of either EDS or any of its subcontractors to:

(1)  verify the accuracy of Monthly Charges, other charges and invoices;

(2) verify the integrity of Equifax's data and examine the systems that process, store, support and transmit that data; and

(3) examine EDS's performance of the Services including, to the extent applicable to the Services performed by EDS and to the Monthly Charges therefor, performing audits (A) of practices and procedures, (B) of systems, (C) of general controls and security practices and procedures, (D) of disaster recovery and back-up procedures, (E) of the efficiency and costs of EDS in performing the Services (but only to the extent affecting Monthly Charges for, or timing of, Services hereunder), and (F) any audit necessary to enable Equifax to meet applicable regulatory requirements. However, neither Equifax nor its auditors will be allowed access to other EDS or EDS Affiliates customer's records. Nothing in the Agreement shall limit or restrict Equifax's or EDS's rights in discovery proceedings pursuant to any civil litigation.

(b) EDS shall prepare and maintain detailed records regarding its compliance with the Performance Standards and Minimum Service Levels and the determination and application of attendant Service Credits, and shall permit Equifax and its designees access to all such records for the purposes of performing verifying audits, planning, and identifying possible process improvements. Upon request, EDS shall provide Equifax with information and reasonable access to such records and the service performance measurement tools and procedures relating thereto, for purposes of verification of the reported performance levels.

(c) EDS shall provide to Equifax's auditors, inspectors, regulators, and representatives such assistance as they require, including installing and operating audit software. EDS shall cooperate fully with Equifax or its designees in connection with audit functions and with regard to examinations by regulatory authorities.

     Equifax's auditors and other representatives shall comply with EDS's reasonable security requirements. EDS shall maintain financial records for four (4) years after the performance of the Services.

(d) Such access will require twenty-four (24) hour notice to EDS and will be provided at reasonable hours. If any audit or examination reveals that EDS's invoices for the audited period are not correct (other than amounts in dispute pursuant to Section 9.12), EDS shall promptly reimburse Equifax
                            ------------
     for the amount of any overcharges, or Equifax shall promptly pay EDS for the amount of any undercharges. If any such audit activities interfere to a material extent with EDS's ability to perform the Services in accordance with the Performance Standards and Minimum Service Levels under any Transaction Document, EDS shall be relieved of such performance obligations under such Transaction Document to the extent caused by such audit activity. If the assistance required of EDS shall cause EDS to expend unavoidable substantial resources and incur substantial additional costs not within the scope of the Services and Resource Unit Baselines to provide such assistance, Equifax shall reimburse EDS for such reasonable and necessary costs.

(e) EDS agrees to make any changes and take other actions which are necessary in order to maintain compliance with laws and/or regulations applicable to its performance and provision of the Services. Equifax may submit to EDS findings and recommendations regarding compliance by EDS with applicable laws and regulations which EDS will analyze and consider in good faith. EDS shall promptly respond to Equifax regarding EDS's evaluation and activity plan for such findings and recommendations.

3.5. Resources and Facilities

(a) To enable EDS to provide the Services, Equifax may agree under a Transaction Document to provide [*] of the Equifax Provided Hardware, Equifax Provided Office Furnishings, Data Center and other Equifax facilities and offices services such as reasonable telephone services already subscribed to by Equifax for the sole purpose of providing and performing the Services covered by the Transaction Document for the Equifax Group. Equifax Provided Hardware, Equifax Provided Office Furnishings, Data Center and other facilities will be provided "AS IS". EDS shall have inspected such equipment and facilities and determined that the provided items meet EDS's need. Equifax shall not be responsible to EDS for ensuring such Equifax Provided Hardware, Equifax Provided Office Furnishings, Data Center and other facilities provide for a safe working environment, including compliance with applicable laws and regulations. EDS shall maintain the Equifax Provided Hardware, Equifax Provided Office Furnishings and Acquired Customer Hardware. EDS shall take no action that will compromise the safety of the working environment that includes the Equifax Provided Hardware, Equifax Provided Office Furnishings, Data Center, Acquired Customer Hardware and other facilities provided by Equifax to EDS, or violate the laws and regulations applicable thereto. When the Equifax Provided Hardware, Equifax Provided Office Furnishings, Data Center and other Equifax facilities and office services are no longer deemed necessary to perform the Services, Equifax's obligations set forth in this Section
                                                                      -------
     3.5 and in any Transaction Document with respect to each such item of
     ---
     resources shall terminate.

(b) The use by EDS of the Equifax Provided Hardware, Equifax Provided Office Furnishings, Data Center and other Equifax facilities described in the Agreement (including any Transaction Documents) will not constitute or create any lease, leasehold interest, estate for any period or other similar interest in EDS, but instead will constitute a license to use such items for the periods and subject to the terms of the Agreement.

(c) Except as otherwise provided in the Agreement, EDS will have the responsibility and obligation to provide and administer, manage, support, maintain and pay for all resources (including, without limitation, personnel, hardware, software, facilities, services and other items, however described) necessary or appropriate for EDS to provide, perform and deliver the Services as described in the Agreement.

(d) In addition to the Affected Employees, if any, EDS will provide and have on site as set forth in each Transaction Document its Project Manager under each such Transaction Document prior to the Commencement Date thereunder and for the duration of the term of each such Transaction Document, and will timely provide an adequate number of additional trained and qualified personnel as necessary or appropriate to

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

     facilitate and ensure the timely and proper definition, provision, performance and delivery of the Services in accordance with the Agreement.

(e) EDS will have the right to change the location of the EDS activities associated with the Services under any Transaction Document with the prior written consent of Equifax, which consent shall not be unreasonably withheld. Among the factors Equifax may consider in determining whether to grant any such consent, Equifax may consider whether any and all changes in the location of such EDS activities may result (i) in a reduction of EDS's ability to perform the Services and the Business and Operations Support Plan; (ii) in any reduced accessibility to EDS and/or the Services by the Equifax Group; (iii) in any deterioration of the Services; (iv) in any decrease in the security or integrity of operations and Company Information of the Equifax Group; and (v) in any additional cost to Equifax.

(f) EDS will provide reasonable access to the portion of the Facilities used by EDS to provide and perform the Services (including, without limitation, the attendant Machines and Software) (i) to the Equifax Group's authorized employees, agents and representatives as necessary or appropriate for the performance, delivery and use of the Services by the Equifax Group and for the operation, maintenance, upgrade, support and use of any other Equifax hardware, software and other resources located in the Facilities and Data Center, and (ii) to Third Party Providers and third party vendors and suppliers of installation, maintenance, support and upgrade services, technology and hardware for the System and any other Equifax hardware, software and other resources located in the Facilities and Data Center. To the extent practical in light of such installation, maintenance, support and upgrade requirements, Equifax will provide twenty-four (24) hours notice to EDS prior to any visits by such Third Party Providers and third party vendors and suppliers.

(g) All access to the portion of the Facilities and Data Center used by EDS to provide and perform the Services shall be subject to reasonable (i) data and records protection and physical security measures (including Equifax's physical security requirements) and (ii) such Equifax Group employees, agents and representatives and Third Party Providers and third party vendors and suppliers' undertaking reasonable confidentiality requirements relating to such visits.

3.6. Data and Security

(a) Equifax will authorize all access to all Software operated by EDS in support of the Services covered by each Transaction Document and Company Information and other records of the Equifax Group in the possession of EDS through the data and records security procedures as described in Schedule L
                                                                      ----------
     to such Transaction Document. EDS shall notify Equifax of the identity of each of the entities and personnel working with EDS to provide and perform the Services covered by each Transaction Document that are to be authorized access to the Software utilized in support of the Services covered by such Transaction Document and the level of security access required by each.
     The Parties shall cooperate in administering security procedures regarding such access, in accordance with such Schedule L. EDS will enable such
                                          ----------
     access by persons as designated by Equifax and deny such access to all other persons, in accordance with such Schedule L.
                                            ----------

(b) All of Equifax's Company Information (including, without limitation, data, records and reports related to the Equifax Group, the Equifax Business and the Services) whether in existence at the Commencement Date of a Transaction Document or compiled thereafter in the course of performing the Services, is the exclusive property of Equifax and the furnishing of such information, data, records and reports to, or access to such items by, EDS and/or its subcontractors will not grant any express or implied license to or interest in EDS and/or its subcontractors relating to such information, data, records and reports except as required to perform the Services pursuant to the Agreement. Upon request by Equifax at any time and from time to time and without regard to the default status of the Parties under the Agreement, EDS and/or its subcontractors shall promptly deliver to Equifax Equifax's Company Information (including without limitation all data, records and related reports regarding the Equifax Group, the Equifax Business and the Services) in electronic (tape) format and in such hard copy as existing on the date of the request by Equifax.

3.7. Technology Refresh

EDS will refresh the information technologies components of the Services (including both hardware and software components) as specifically provided in the Agreement (including each Transaction Document) and as otherwise authorized by Equifax from time to time. This Section 3.7 shall not affect or limit EDS's
                                    -----------
obligations or authority to perform the repair, replacement, maintenance and upgrade functions and services as set forth in the Agreement as part of the Services, including, without limitation, responsibility for the Machines, Software Maintenance, Maintenance Releases and Versions of the Software.

3.8. Software Licenses

(a) EDS will comply with all license obligations under all licenses and maintenance agreements for the Software, including, without limitation, the obligations of nondisclosure and scope of use. However, EDS will only be obligated under this Section 3.8(a) with regard to the licenses and
                          --------------
     maintenance agreements for Equifax Software to the extent the obligations thereunder are disclosed to EDS. EDS shall be deemed to have reviewed and accepted the obligations under the licenses and maintenance agreements for the Equifax Software (if any) listed on the Schedules A and B to each
                                                 -----------     -
     Transaction Document as of the Commencement Date under each such Transaction Document.

(b) All EDS Software provided by EDS in connection with the Services and any Equifax Software licensed under a Third Party Agreement shall be licensed (and the attendant maintenance arrangements contracted) in the name of the Equifax Group member designated by Equifax as the licensee with EDS having the right to access and use such Software in performing the Services, unless EDS can procure such Software (and/or attendant maintenance arrangement) on a more cost effective basis licensed in its own name.

(c) EDS shall not direct the Equifax Group to terminate, extend, replace, amend or add licenses for the Software and/or the maintenance arrangements attendant therewith, contracted in the name of a member of the Equifax Group without notifying Equifax in writing of the proposed action by EDS and without obtaining Equifax's prior written agreement. Moreover, EDS shall provide to Equifax a written report of the reasons for, and the impact and ramifications on the Services of, such proposed action concurrently with such notification. In addition, if such action by EDS with respect to a license and/or maintenance arrangement for the EDS Software will have an impact on the Services or the monitoring and/or evaluation of the Services in a manner that in turn will have an impact on the operations or costs of the Equifax Group or the ability of EDS or Equifax to monitor and/or evaluate the performance and delivery of the Services, EDS will provide or cause to be provided the programs, services, rights and other benefits and resources that are the subject of such licenses and maintenance agreements to the Equifax Group on terms no less favorable than the terms of such license and maintenance agreements and ensure that there shall be no negative impact on the ability of EDS or Equifax to monitor and/or evaluate the performance and delivery of the Services. If Equifax in connection with or resulting from EDS's termination, replacement, amendment or addition of any license for EDS Software and/or maintenance arrangement incurs additional expenses or other costs, including but not limited to personnel costs, EDS shall promptly reimburse Equifax for such costs.

(d) EDS shall use commercially reasonable efforts to obtain from the applicable Software vendors a right to assign or transfer to Equifax, without any payment of any additional fee or charge by Equifax, any licenses (and attendant maintenance arrangements) for the Software licensed and contracted in EDS's name as licensee upon termination or expiration of the Agreement and as applicable, each Transaction Document.

(e) If EDS is unable to obtain from the applicable Software vendor the rights described in Section 3.8(d) above, and, in any event, prior to (i) the
                  --------------
     addition to the EDS Software of any software which is not listed in

     Schedules A or B to a Transaction Document for the Equifax operations
     -----------    -
     covered by such Transaction Document; or (ii) any upgrade, enhancement or modification of any EDS Software listed in the Schedules A or B to a
                                                    -----------    -
     Transaction Document for the Equifax operations covered by such Transaction Document, EDS shall (A) obtain Equifax's prior written consent for any such actions, (B) provide Equifax with information regarding the amount of any fees and other reasonable requirements Equifax would be required to undertake in order to obtain a license to and maintenance for such EDS Software upon the expiration or termination of the Agreement and as applicable, each Transaction Document, and (C) use commercially reasonable efforts to obtain a firm commitment from the providers of such EDS Software to license and provide maintenance for the EDS Software to Equifax upon the expiration or termination of the Agreement upon the payment of such fees and satisfaction by Equifax of such requirements. If Equifax does not respond to a request for consent from EDS within twenty-one (21) business days after receipt of such request together with the information and confirmation of the actions required of EDS in this Section 3.8(e).* EDS
                                                         --------------
     shall consider and take into account in the negotiation of its licensing and maintenance arrangements with providers of the EDS Software, Equifax's reasonable concerns regarding the terms and conditions of such EDS Software licenses and maintenance agreements and make such licenses, maintenance agreements and related documentation available to Equifax upon request.

(f) If Equifax in connection with or resulting from EDS's termination, replacement, amendment or addition of any license for EDS Software and/or maintenance arrangement incurs additional expenses, costs or Losses, including but not limited to personnel costs, and EDS has been notified in writing by Equifax of its estimate of such financial impact prior to EDS's implementation of such action and EDS elects to proceed, EDS shall promptly reimburse Equifax for such amounts actually incurred by Equifax. However, in each instance in this Section 3.8 that Equifax provides EDS an estimate
                              -----------
     of the financial impact of any action by EDS on Equifax, the amounts recoverable from EDS by Equifax in each such instance shall not exceed the amount of the written estimate provided by EDS for each such instance.

(g) EDS will provide to Equifax, and update as changes occur, a listing of all Software by name, Maintenance Release and Version promoted into production on each Machine at each location of the Machines.

3.9. Software Currency

(a) The Parties agree to maintain reasonable currency for Maintenance Releases and Versions of Software, unless Equifax requests otherwise. For purposes of this Section 3.9, "reasonable currency" shall mean that the next
             -----------
     Maintenance Release or Version (a) is installed not later than the longer of (i) twelve (12) months after the date the licensor makes such Maintenance Release or Version commercially available, or (ii) within one
     (1) month after the date the licensor makes a subsequent Maintenance Release or Version commercially available which causes Equifax to be more than one Maintenance Release or Version behind, unless such Maintenance Release or Version contains defects, Viruses, Disabling Code or similar infirmities identified by the Parties, or either of them, that will adversely affect Equifax's operations, in which case, the previous Maintenance Release or Version will be deemed "reasonably current."

(b) If Equifax requests EDS to expedite installation of a Maintenance Release or Version or to delay the installation of a Maintenance Release or Version of specific Software beyond the period described in Section 3.9(a) or
                                                         --------------
     requires operation and maintenance of multiple Versions of Software, EDS shall do so, provided that if EDS reasonably determines that it will incur any costs as a result of such requests (e.g., Software support costs due to withdrawal of maintenance by the licensor, multiple version charges, etc.) for resources not otherwise required to perform the Services under the applicable Transaction Document or covered under a current Resource Unit Baseline for such Transaction Document, then EDS will notify Equifax of the amount of such costs in writing and Equifax, at its option, will either delay installation of such Maintenance Release or Version or update the Software to the current level (as applicable) or reimburse EDS for any demonstrable, reasonable and necessary costs. The installation and promotion into production of each Maintenance Release and Version shall be performed in accordance with the Change Control Process.

(c) In addition, Equifax shall relieve EDS from any failure to meet a Performance Standard or Minimum Service Level to the extent directly impacted by the delay or acceleration of the next Maintenance Release or Version until such time as the affected Software is brought to "reasonable currency" as defined in this Section 3.9.
                                  -----------

-----------
* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

3.10.  Viruses

     EDS will take commercially reasonable measures to ensure that no Virus or similar items are coded or introduced into the System and the operating environments used to provide the Services. EDS will continue to perform and maintain the Virus protection and correction procedures and processes in place at the Equifax Group prior to the Commencement Date of each Transaction Document, and will continue to review, analyze and implement improvements to and upgrades of such Virus prevention and correction programs and processes that are commercially reasonable and consistent with the information technology industry's standards. If a Virus is found to have been introduced into the System and the operating environments used to provide the Services, EDS shall use commercially reasonable efforts and diligently work to eliminate the effects of the Virus. However, EDS shall take immediate action to remediate the Virus' proliferation.

3.11.  Software - Substitutions and Additions

(a)  Equifax may add Software to, or delete Software from, Schedules A and B to
                                                           -----------     -
     any Transaction Document. If Equifax requests a substitution of any Software under any Transaction Document for which EDS has financial responsibility, Equifax shall pay or receive a credit in the amount by which the periodic license or maintenance fees, or EDS surcharge for non-standard operating systems software, if any, attributable to the substituted Software exceeds or are less than the then-current license or maintenance fees being paid by EDS (if any) attributable to the Software being replaced. If Equifax deletes any Software from the Schedules A and B
                                                               -----------     -
     to a Transaction Document and does not immediately substitute any other new Software therefor, Equifax may utilize an amount equal to the then-current applicable license and/or maintenance Monthly Charges attributable to such deleted Software to offset the Monthly Charges attributable to any new Software or receive a credit in such amount. EDS will provide Equifax with the requisite license and/or maintenance fees support documentation to assist Equifax in evaluating the decision to replace such Software. If Equifax adds any Software to Schedules A and/or B under any Transaction
                                  -----------        -
     Document, the Parties will negotiate the financial responsibility terms for such Software. To the extent EDS is relieved of payment obligations to any Third Party Provider, Equifax will receive a credit against the monthly charges in the amount of such reduction.

(b) EDS agrees to promote into or remove from production, use and operation any Software selected by Equifax. However, any resources (software, hardware, personnel, etc.) required to install, delete and/or operate such added Software that is not otherwise required to provide the Services under such Transaction Document, or covered under a current Resource Unit Baseline for such Transaction Document, will be provided as New Services pursuant to
     Section 3.13.  Equifax shall be permitted by EDS to audit, control and
     ------------
     approve all new Software prior to its promotion into production, and EDS shall provide the cooperation, information and access necessary or appropriate to permit Equifax to perform such functions. Schedules A, B
                                                               -----------  -
     and F will be amended to reflect any changes to the Software.
         -

(c) If EDS timely notifies Equifax that any software requested by Equifax to be substituted for, deleted from, or added to the Software will have an adverse impact on the operation of the System before such action is effected and Equifax directs EDS to effect such action even in view of such notice, EDS shall be relieved of any failure to satisfy the Performance Standards and Minimum Service Levels to the extent, and only to the extent, such action affects EDS's ability to satisfy such Performance Standards and Minimum Services Levels.

3.12.  Third Party Agreements - Substitutions and Additions

(a) Equifax may add Third Party Agreements to, or delete Third Party Agreements from, the Schedule F to any Transaction Document. If under any Transaction
               ----------
     Document Equifax requests a substitution of any Third Party Agreements (other than a license or maintenance agreement for software described in
     Section 3.11) for which EDS has financial responsibility, Equifax shall pay
     ------------
     or receive a credit in the amount by which the periodic fees attributable to the substituted Third Party Agreement exceed or are less than the then-current periodic fees being paid by EDS attributable to the Third Party Agreements being replaced. If Equifax requests deletion of any Third Party Agreements for which EDS has financial responsibility from Schedule F to a
                                                                ----------
     Transaction Document and does not immediately substitute any other new Third Party Agreements therefor, Equifax may utilize an amount equal to the then-current applicable periodic fees attributable to such deleted Third Party Agreements to offset the fees attributable to any new Third Party Agreements or receive a credit in such amount against the Monthly Charges. EDS will provide Equifax with the requisite fees support documentation to assist Equifax in evaluating the decision to replace such Third Party Agreements. If Equifax adds any Third Party Agreement(s) to Schedule F under any Transaction Document, the Parties will negotiate the
     ----------
     financial responsibility terms for such Third Party Agreement(s).

(b) If EDS timely notifies Equifax that any Third Party Provider services requested by Equifax be substituted for, deleted from, or added to, Schedule F will have an adverse impact on the operation of the System
     ----------
     before such action is effected and Equifax directs EDS to effect such action even in view of such notice, EDS shall be relieved of any failure to satisfy the Performance Standards and Minimum Service Levels to the extent, and only to the extent, such action affects EDS's ability to satisfy such Performance Standards and Minimum Services Levels.

3.13.  New Services

(a) During the Term, Equifax may request EDS to perform one or more New Services. Further, Equifax's request for a New Service may include a request for EDS to correspondingly reduce or eliminate one or more existing elements of the Services then being provided under the applicable Transaction Document that are being replaced by the New Services. In such event, EDS shall determine the resources and expenses related to the element or elements of the Services being reduced or eliminated and those required for the New Services being added.

(b) Promptly after receiving each request for New Services from Equifax, EDS will provide a written quote for such New Services to Equifax setting forth the net increase or decrease in the Monthly Charges and/or other charging methodologies under the applicable Transaction Document, and as applicable, increases and decreases in existing Resource Unit Baselines and additional Resource Unit Baselines (if any) that will be attributable to such New Services and will concurrently deliver to Equifax as part of such quote a detailed description of and proposal for the New Services together with a report regarding the ramifications and impacts of such New Services on the Services under such Transaction Document and all other Transaction
     Documents affected by the New Services request.   All changes in the
     Monthly Charges and other charging methodologies will be based upon the required proportional increase in personnel, System and other resources applicable to the New Services relative to the Monthly Charges and other existing charging methodologies. Upon receipt of such quote and other documentation, Equifax may then elect to have EDS perform the New Services, and the Monthly Charges and other charging methodologies and Resource Unit Baselines (if applicable) under the affected Transaction Document will be established and/or adjusted to reflect such New Services in a written amendment to the Agreement in accordance with Section 17.2.
                                                   ------------
     Notwithstanding the foregoing, nothing herein shall be deemed to obligate Equifax to obtain New Services from EDS.

(c) The Parties agree that changes during the Term in functions, responsibilities and tasks that are within the scope of the Services will not be deemed to be New Services, if such functions, responsibilities and tasks evolved or were supplemented and enhanced during the Term by EDS in its sole discretion or pursuant to the provisions of the Agreement.

3.14.  Affiliates

If any member of the Equifax Group creates, initiates, or acquires any additional Affiliates or other operations or assets during the Term and desires that EDS provide the Services for such Affiliates or other operations or assets, EDS will provide Equifax and/or such Affiliates or other operations or assets with Services in accordance with the Agreement, subject to mutually agreed additional charges if acceptance of such responsibilities by EDS would require usage of Baseline Resources in excess of the Baseline Resources set forth in the Agreement, or additional charges, if acceptance of such responsibilities by EDS would require the performance of New Services as described in Section 3.13, or
                                                              ------------
additional charges by the vendors of the Software in order to expand the scope of use of the Software by the Equifax Group.

4.   WARRANTIES/REPRESENTATIONS/COVENANTS

4.1. Work Standards

EDS warrants, represents and covenants that (a) it has, and during the Term will have, and each of the EDS employees and subcontractors that it will use to provide and perform the Services has and during the Term will have, the necessary knowledge, skills, experience, qualifications, rights and resources to provide and perform the Services in accordance with the Agreement; (b) it has successfully provided and performed the Services or services that are substantially equivalent to the Services for other customers of EDS; and (c) the Services will be performed for the Equifax Group in a diligent, workmanlike manner in accordance with generally accepted, industry standards applicable to the performance of such services.

4.2. Noninfringement

Each of the Parties covenants that it will perform its responsibilities under the Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, Trade Secret, copyright or other proprietary right of any third party. Notwithstanding this provision or any other provision in the Agreement, Equifax makes no warranty or representation with respect to any claims for such infringement or misappropriation by virtue of its compliance with obligations herein to provide EDS access to, use of or benefits of any Third Party Agreements prior to receiving the necessary Required Consents. However, this Section 4.2 shall not relieve Equifax from any liability or
              -----------
obligation under Sections 8.2 and 14.2.
                 ------------     ----

4.3. Disabling Code

EDS covenants that EDS will take commercially reasonable steps to ensure that no Disabling Code in the Software will be permitted to be invoked without the prior written consent of Equifax. EDS further covenants that with respect to any Disabling Code that may be part of the Software, EDS will not invoke Disabling Code at any time, including upon expiration or termination of the Master Agreement or any Transaction Document for any reason, without Equifax's prior written consent.

4.4. Authorization and Enforceability

Each Party hereby represents and warrants that: (a) it has all requisite corporate power and authority to enter into, and fully perform pursuant to, the Agreement; (b) the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part; and (c) the Agreement has been duly executed and delivered by such Party.

4.5. Disclaimer

(a) Subject to the obligations of EDS to satisfy the Performance Standards and Minimum Service Levels and provide the Services as set forth in the Agreement without material denigration or interruption, EDS does not assure uninterrupted or error-free operation of the Software and Machines.

(b) EXCEPT AS PROVIDED IN THE AGREEMENT, THERE ARE NO OTHER EXPRESS WARRANTIES OR COVENANTS, AND THERE ARE NO IMPLIED WARRANTIES OR COVENANTS, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR COVENANTS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4.6. Regulatory Proceedings and Compliance with Laws

Each Party agrees at its cost and expense to obtain all necessary regulatory approvals applicable to its business, to obtain any necessary permits for its business, and to comply with all laws and regulatory requirements applicable to the performance of its obligations under the Agreement.

4.7. Year 2000 Warranty

EDS warrants to Equifax that the Services will not be adversely affected in any way by any date data, date setting, date value, date input or other date related data and any combination thereof (including leap year), whether falling on, after or before January 1, 1999, September 9, 1999, December 31, 1999, or January 1, 2000, excluding Services failures and other problems caused by year 2000 defects in the Applications Software - Equifax.

4.8. Covenant of Cooperation and Good Faith

The Parties covenant to timely and diligently cooperate to effect the goals, objectives and purposes of the Agreement and to facilitate the performance of their respective duties and obligations under the Agreement in a commercially reasonable manner. Further, the Parties agree to deal and negotiate with each other and their respective Affiliates in good faith in the execution and implementation of their duties and obligations under the Agreement. However, except as provided in Section 8.3, nothing in this Agreement or any Transaction
                      -----------
Document shall be construed as creating a relationship in which EDS is the fiduciary of Equifax.

4.9. Compliance with Standards

EDS warrants, represents and covenants that EDS will comply with, and the EDS personnel, EDS facilities, systems (hardware, software and network, processes and procedures) used to provide the Services will meet or exceed, all standards applicable to the credit card and check processing businesses, including, without limitation, Visa, MasterCard and FDIC requirements.

5.   TRANSITION

5.1. Transition Plan

(a) Prior to the Commencement Date for each Transaction Document or such other date as the Parties may agree, EDS and Equifax through the Integrated Planning Team will have developed and agreed upon the Transition Plan set forth in Schedule H to such Transaction Document, describing (i) the
              ----------
     transition from the Equifax Group to EDS of the Affected Employees (if any); (ii) the transition of the administration, management, operation under and financial responsibility for the Third Party Agreements from the Equifax Group to EDS; and (iii) the transition of the performance of and responsibility for the other functions, responsibilities and tasks currently performed by the Equifax Group which comprise the Services covered by such. Starting on the Commencement Date, the Transition Plan shall be implemented and completed over a mutually agreed Transition Period, which period shall in no event extend beyond a date certain set forth in such Transaction Document, without the prior written agreement of the Parties. Notwithstanding the foregoing in this Section 5.1(a), EDS's
                                                         --------------
     and Equifax's responsibilities and obligations with respect to the Affected Employees, the Third Party Agreements and the other elements of the Services as set forth in the Agreement shall commence on the dates set forth in such Transaction Document, but in no event later than the Commencement Date under such Transaction Document.

(b) During the Transition Period, Equifax will cooperate with EDS in implementing the Transition Plan by providing Transition Personnel and performing the tasks described for Equifax in the Transition Plan. During the Transition Period, EDS will be responsible for the provision of the Services covered by each Transaction Document (including within those Services the implementation of the Transition Plan).

5.2. [*]

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

6.   INTEGRATED PLANNING TEAM/CHANGE CONTROL PROCESS

6.1. Integrated Planning Team

(a) The Parties shall form and participate in an Integrated Planning Team in accordance with the provisions of this Section 6 for the following
                                            ---------
     purposes: (i) to provide leadership and direction for the relationship over the Term of the Agreement; (ii) to define and forecast the resources required to be allocated by EDS to perform and deliver the Services pursuant to the procedures and processes for the preparation and update of the Business and Operations Support Plan; (iii) to define and evaluate the objectives, substance, pricing and performance of the Services and pricing of new and replacement services; (iv) to periodically evaluate the business and operating strategies of each Party and recommend modifications to, and evolution of, the Services (including the Performance Standards and Minimum Service Levels) to optimize such strategies and determine the effect that any modifications of the Services may have on the fees chargeable by EDS under the Agreement; and (v) to report to Equifax and EDS regarding each of the foregoing areas.

(b) The Integrated Planning Team will be comprised of staffs from both Parties, representing technology and business management, as provided in Exhibit 4
                                                                     ---------
     and each Transaction Document. The Integrated Planning Team will be co-chaired by Equifax's Robert E. Smith and EDS's Mary Workman through the first year of the Term and then the Integrated Planning Team shall be co-chaired as mutually agreed by the Parties thereafter. The "Charter and
                                                                 -----------
     Operating Procedures Guidelines" for the Integrated Planning Team are set
     -------------------------------
     forth in Exhibit 4 and may be modified by the Parties from time to time
              ---------
     during the Term upon mutual agreement.

6.2. Projections/Plans

(a) Commencing on May 1, 1999 and on January 1 and on June 1 of each year of the Term thereafter, Equifax will provide to the Integrated Planning Team its projected business and volume requirements for the Services for the next twelve (12) and twenty-four (24) calendar months. Further, in the first week of each calendar quarter, Equifax will provide to the Integrated Planning Team in the first week of each calendar quarter its forecasted business and volume requirements for the Services for the following calendar quarter. The quarterly forecast may be amended by Equifax on ninety (90) days' prior written notice. Within thirty (30) days after receipt of each such projection and amendment, EDS will review and respond to the projections from Equifax with the technical requirements that it deems necessary to satisfy the business and volume requirements projected by Equifax. After review and acceptance by the Integrated Planning Team, the EDS response will be incorporated into the Business and Operations Support Plan.

(b) Commencing on June 1, 1999 and on February 1 and on July 1 of each year during the Term thereafter, EDS will provide to the Integrated Planning Team the then-current Business and Operations Support Plan. The Business and Operations Support Plan will be composed of a short-term, technical plan covering twelve (12) months and any long-range, strategic plan covering twenty-four (24) months, both of which will be driven by the Equifax Group's business goals and objectives as reflected in the projections described in Section 6.2(a) above. The short-term plan will
                              --------------
     include an identification of support, processes, systems, resources and changes required by the Equifax Group, and a projected time schedule for developing, integrating and implementing the requirements. The long-range plan will treat the strategic aspects of the support of the business goals and objectives of the Equifax Group as set forth in the projections described in Section 6.2(a), including, without limitation, flexible use of
                  --------------
     resources managed by EDS as part of the Services in support of the Equifax Group's business priorities and strategies.

(c) EDS will draft the Business and Operations Support Plan with Equifax's active participation, cooperation and advice through the Integrated Planning Team. EDS will provide input for the plan regarding industry trends with respect to the Services and proposals with regard to the Services for process improvements, change management, skill development, quality improvement, cost per Resource Unit reductions,

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933 increased efficiency and flexibility in operations and resource utilization, and enhanced functionality. The final Business and Operations Support Plan for each six (6) month period will be provided by EDS based on the mutual agreement of the Parties, with any disputed matters being submitted to the dispute resolution process set forth in Section 16. The
                                                              ----------
     Business and Operations Support Plan will be reviewed and updated at least semi-annually thereafter. Any changes to the Agreement or the Services required by the Business and Operations Support Plan will be defined, approved and implemented in accordance with the Change Control Process set forth in Section 6.3.
              -----------

6.3. Agreement Change Control Process

(a) Within thirty (30) days after the Commencement Date and for the remainder of the Term, the Parties shall define, establish, implement, document and maintain a Change Control Process for activities, processes, provisions and operations under the Agreement (including each Transaction Document) and to evolve the Services. The purposes and objectives of the Change Control Process are (i) to review each Change Request to the Agreement (including any Transaction Document) and the Services to determine whether such change is appropriate, (ii) to determine whether such change is within the scope of the Services or constitutes a New Service under the applicable Transaction Documents, (iii) to prioritize all Change Requests, (iv) to minimize the risk of exceeding both time and cost estimates associated with the requested changes by identifying, documenting, quantifying, controlling, managing and communicating requested changes and their disposition and as applicable, implementation; and (v) to identify the different roles, responsibilities and actions that shall be assumed and taken by the Parties to define and implement the changes to the Services and to the Agreement (including any Transaction Document). The Project Executives shall be the focal point for all Change Requests and shall be responsible for promptly and diligently effecting the activities set forth above in this Section 6.3 with respect to each Change Request.
                   -----------

(b)  The Change Control Process shall include, at a minimum:

(i) Changes to the Agreement (including any Transaction Document) and Services may be requested by either Party. Since a change may affect the price, Schedule J, Performance Standards, Minimum Service Levels, Service Credits
     ----------
     and/or other terms, both the Equifax and EDS Project Executives must review and approve, in writing, each Change Request before any Change Request is implemented.

(ii) The Party proposing a Change Request will prepare a Change Request Form, describing the change, the rationale for the change and the effect that change will have (if completed) or the impact it will have (if rejected) on the Agreement, any Transaction Document and/or the Services.

(iii) Equifax's or EDS's Project Executive, as appropriate, will review the proposed Change Request. If accepted, the Change Request Form will be submitted to the other Party for review. If rejected, the Change Request Form will be returned to the originator along with the reason for rejection.

(iv) All material Change Requests shall be forwarded to the Integrated Planning Team for review and approval prior to implementation.

(v) Each approved Change Request will be implemented through a written change authorization. If any Change Request results in a change in scope, price or terms and conditions, then the Agreement and affected Transaction Documents (including the Schedules thereto) will be updated to reflect the changes in scope, price or terms and conditions, as appropriate pursuant to
     Section 17.2.
     ------------

7.   SERVICES STAFFING/MANAGEMENT/ADMINISTRATION

7.1. Project Executives and Managers

(a) Prior to the Effective Date, EDS and Equifax will each designate a Project Executive to whom all communications regarding the Parties' relationship under this Agreement may be addressed and who has the authority to act for the appointing party and its subcontractors in connection with all aspects of this Agreement.

(b) Prior to the Commencement Date under each Transaction Document, EDS and Equifax will each designate a Project Manager to whom all communications regarding such Transaction Document may be addressed and who has the authority in conjunction with the Project Executive (as applicable) to act for the appointing Party and its subcontractors in connection with all aspects of such Transaction Document.

(c) Unless otherwise provided in a Transaction Document, EDS shall cause each person assigned as a EDS Project Executive or Project Manager under this Agreement and each Transaction Document (as applicable) to devote substantially all of his or her working time and effort in the employ of EDS to his or her responsibilities for the provision of the Services as required hereunder or by such Transaction Document, subject to EDS's reasonable holiday, vacation and medical leave policies and subject to occasional, short-term, non-recurring work on other assignments by EDS related to the Project Executive's or Project Manager's areas of expertise. Before the initial and each subsequent assignment of an individual to such position, EDS shall notify Equifax of the proposed assignment, introduce the individual to appropriate Equifax representatives, and consistent with EDS's personnel practices, provide Equifax with a resume and any other information about the individual reasonably requested by Equifax. EDS agrees to discuss with Equifax any objections Equifax may have to such assignment.

(d) EDS will give Equifax at least ninety (90) days advance notice of a change of the person appointed as the EDS Project Executive and at least sixty
     (60) days advance notice of a change of the person appointed as the EDS Project Manager under each Transaction Document, and will discuss with Equifax any objections Equifax may have to such change. EDS shall not reassign or replace any person assigned as the EDS Project Executive or a EDS Project Manager under any Transaction Document, during the first year of his or her assignment to the Equifax service team nor shall EDS assign more than three (3) different individuals to any such position during the Term of this Agreement including the applicable Transaction Document, unless Equifax consents to such reassignment or replacement, or the EDS employee voluntarily resigns from EDS, is terminated by EDS for misconduct or unsatisfactory performance in respect of his or her duties and responsibilities to Equifax, or is unable to work due to his or her death or disability.

7.2. Replacement of Personnel

If Equifax reasonably and in good faith determines that it is not in Equifax's best interests for any EDS or subcontractor employee to be appointed to perform or to continue performing any of the Services, Equifax shall give EDS written notice specifying the reasons for its position and requesting that such employee not be appointed or be removed from the EDS or subcontractor employee group servicing Equifax and be replaced with another EDS employee or subcontractor employee. Promptly after its receipt of such a notice, EDS shall investigate the matters set forth in the notice, discuss with Equifax the results of the investigation, and resolve the matter on a basis acceptable to Equifax.

7.3. Retention of Experienced Personnel

If EDS fails under any Transaction Document to meet the Performance Standards or Minimum Service Levels thereunder persistently or continuously and if Equifax reasonably believes such failure is attributable in whole or in part to EDS's reassignment, movement, or other changes in the human resources allocated by EDS to the performance and delivery of the Services pursuant to such Transaction Document or the Agreement and/or to the EDS subcontractors assigned to the Equifax service team, Equifax will notify EDS of such belief and the basis therefor. Upon receipt of such notice from Equifax, EDS: (a) will promptly provide to Equifax a report setting forth EDS's position regarding the matters raised by Equifax in its notice; (b) will meet with Equifax to discuss the matters raised by Equifax in its notice and EDS's positions with regard to such matters; and (c) will promptly and diligently take commercially reasonable action to eliminate any EDS human resource practices or other practices and/or processes identified by Equifax or EDS as adversely impacting the performance and delivery of the Services by EDS.

7.4. Efficient Use of Resources

EDS shall take commercially reasonable actions (a) to efficiently administer, manage, operate and use the resources employed by EDS to provide and perform the Services that are chargeable to Equifax under the Agreement, and (b) to diligently and continuously improve the performance and delivery of the Services by EDS and the elements of the policies, processes, procedures and System that are used by EDS to perform and deliver the Services, including, without limitation, re-engineering, tuning, optimizing, balancing or reconfiguring the processes, procedures and systems used to perform, deliver and track the Services.

7.5. Key Positions

Each individual appointed to a Key Position will devote substantially all of his or her full working time and efforts to the performance of the Services. Before assigning a replacement for any individual appointed to any of the Key Positions, EDS will give Equifax prior written notice of the proposed replacement individual for a specified Key Position, will provide Equifax with the resume and other job/position related information about the individual as reasonably requested by Equifax, and will provide Equifax with the opportunity to interview such individual by Equifax representatives. If Equifax does not object to the assignment of the proposed individual to the Key Position within ten (10) days after the interview by Equifax representatives, EDS will assign the individual to the Key Position. Except in the event of a voluntary resignation, termination for cause, disability, death or the exercise by Equifax of its rights under Section 7.2, EDS will not change the individual appointed to
                    -----------
any Key Position more often than once in each two (2) year period.

7.6. Hiring of Employees

Neither the Card Processing Services Division of EDS nor Equifax Payment Services, Inc., will, directly or indirectly, hire any employee of the other Party, wherever located, for a period of twelve (12) full calendar months after an employee has left the employment of the other Party. In each instance in which a Party violates, or permits this covenant to be violated for its benefit, the Party violating or permitting the violation will pay the other Party, upon demand, the sum of [*] per incident in liquidated damages, not as a penalty. The Parties agree that the damages arising or resulting from such violations are difficult to determine and have agreed that such liquidated amounts are a fair and equitable estimate of the damages the aggrieved Party will incur.

8.   RELATIONSHIP PROTOCOLS

8.1. Evolving Nature of Relationship

(a) The Exhibits to the Agreement and the Schedules to each Transaction Document will be updated by the Parties as necessary or appropriate from time to time during the Term to accurately reflect the evolution of the Services and components and elements of the Services as described therein.

(b) For [*] following the Commencement Date under each Transaction Document, EDS and Equifax reserve the right to inventory, validate and update any information that is reflected in or omitted from the Transaction Document and attached Schedules. If discrepancies are detected, the Transaction Document and/or Schedules shall be promptly changed, modified, updated and adjusted to correct such discrepancies upon mutual agreement, so that the Transaction Document and/or Schedules will be correct and accurately reflect the Services and charges provided by EDS to the Equifax Group. If either Party disputes the existence of a discrepancy identified by the other Party, the Parties will submit the matter to the Integrated Planning Team for dispute resolution as specified in Section 16.
                                                 ----------

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

(c) Both Equifax and EDS agree that the Services provided may require adjustments to reflect the evolving business and operations of the Equifax Group and EDS, that the relationship memorialized by the Agreement (including the Transaction Documents), is dynamic in nature and will evolve as the operating and business environment of the Equifax Group changes and evolves, and that the scope of the Services that will be provided by EDS during the Term and corresponding Monthly Charges charged by EDS may be changed and modified with the written agreement of the Parties pursuant to the Change Control Process. Therefore, the Integrated Planning Team will periodically evaluate the business and operating strategies in accordance with Section 6.1(a).
          --------------

(d) While the Parties will endeavor to update, modify and amend the Agreement, including the Transaction Documents and the Schedules thereto, as necessary or appropriate from time to time to reflect the changing nature of the Services and the requirements of the Equifax Group and the Equifax Business, the Parties acknowledge that such activities may not always be documented with specificity. Therefore, the Parties agree to deal with each other in a good faith, prompt, diligent and commercially reasonable manner to resolve all issues presented and any disputes that may arise to give effect to purposes of the Agreement.

8.2. Required Consents

(a) The Equifax Group shall remain the contracting party of record for the Third Party Agreements allocable to each Transaction Document and to which the Equifax Group is a party on the Commencement Date under each such Transaction Document.

(b) [*] shall have the responsibility for timely obtaining all Required Consents under the Third Party Agreements (excluding Third Party Agreements for Applications Software - Equifax) allocable to each Transaction Document. [*] shall have the responsibility for obtaining and paying all fees and charges for all Required Consents under the Third Party Agreements for Applications Software - Equifax, allocable to each Transaction Document. EDS shall obtain the prior consent of Equifax to the terms of each Required Consent. Subject to the provisions of Section 8.3, EDS
                                                         -----------
     will have management and administrative responsibilities for obtaining all Required Consents under the Third Party Agreements (excluding Third Party Agreements for Applications Software - Equifax) allocable to each Transaction Document existing on the Execution Date of each such Transaction Document. EDS will publish a list each month setting forth the status of each Required Consent for which it has responsibility until all Required Consents are obtained. Equifax shall timely cooperate with EDS in order to facilitate the proper and timely publication of such monthly Required Consents list. The provisions of this Section 8.2 shall be
                                                    -----------
     applicable to New Services unless otherwise provided by the Parties in the documentation governing New Services.

(c) If [*] is unable to obtain the Required Consents for which it has responsibility within a reasonable time in a form acceptable to,[*]
     then the Parties' obligations with respect to the performance of, and payment for, any Services dependent on such Required Consents shall be determined in accordance with the provisions of Section 8.2(g).
                                                     --------------
(d)  Subject to Section 8.2(c), [*] shall bear the costs (if any) of obtaining
                --------------
     all Required Consents, including without limitation, all charges and fees related to obtaining the Required Consents, for the Third Party Agreements (excluding Third Party Agreements for Applications Software - Equifax) allocable to each Transaction Document existing as of the Execution Date under each such Transaction Document.

(e) Notwithstanding any other provision of this Agreement, for all Third Party Agreements allocable to each Transaction Document entered into after the Execution Date under each such Transaction Document, the Party requesting the product or service to which the Third Party Agreement relates shall bear the costs, if any, of obtaining Required Consents.

(f) [*] shall bear the cost, if any, associated with the cancellation and re-licensing of any Software allocable to a Transaction Document and licensed by the Equifax Group prior to the Execution Date under such

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

     Transaction Document, if required for EDS to provide the Services after the Commencement Date under such Transaction Document. The provisions of this Section shall be applicable to New Services unless otherwise provided by the Parties in the documentation governing New Services.

(g) Notwithstanding any other provision of the Agreement, no Services requiring a Required Consent shall commence and no Monthly Charge or other charge shall commence for such Services until all applicable Required Consents for such Services are obtained, unless otherwise agreed by the Parties. However, if any Required Consents for which EDS has responsibility is not obtained with respect to any of the Third Party Agreements existing as of the Execution Date under any Transaction Document prior to the Commencement Date and the Parties agree to commence the provision of Services without such Required Consents, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement for Equifax to continue to process its work with minimum interference to its business operations unless and until such Required Consents are obtained. The cost of achieving such reasonable alternative arrangement shall be borne by EDS.

8.3. Appointment as Attorney In Fact

(a) Equifax appoints EDS as the attorney in fact of the members of the Equifax Group, and EDS accepts such appointment as a part of the Services, for the limited purposes of administering, managing, supporting, operating under and paying under the Third Party Agreements to which one or more members of the Equifax Group is a party, and to obtain the Required Consents as provided in Section 8.2(b), in connection with the Services as contemplated
                 --------------
     by the Agreement. Equifax does not appoint EDS as the attorney in fact of the members of the Equifax Group for the purposes of entering into oral or written agreements with any individual or business entity for or in the name of members of the Equifax Group, without the prior express written approval of Equifax.

(b) Equifax agrees to promptly notify all Third Party Providers under the Third Party Agreements to which one or more members of the Equifax Group is a party of EDS's appointment. However, EDS must submit written notification to Equifax and obtain Equifax's written agreement prior to the cancellation, substitution, termination, change or addition of any Third Party Agreement to which one or more members of the Equifax Group is or will be a party. If Equifax does not respond to such notice from EDS within twenty-one (21) business days after Equifax's receipt of such notice, Equifax shall be deemed to have agreed to the cancellation, substitution, termination, change or addition described in the EDS notice.

(c) EDS will perform its obligations and responsibilities as an attorney in fact pursuant to Section 8.3(a) under all Third Party Agreements to which a
                      ---------------
     member of the Equifax Group is a party subject to the provisions of the Agreement, including, without limitation, Section 3.1 (Obligations to
                                               -----------
     Provide Services), Section 3.8 (Software Licenses), Section 8.2 (Required
                        -----------                      -----------
     Consents), this Section 8.3, Section 9.1 (Disbursements) and Section 11
                     -----------  -----------                     ----------
     (Confidentiality). Upon Equifax's request, EDS will provide to Equifax all information and documentation related to its activities as the Equifax Group's attorney in fact with regard to such Third Party Agreements. Equifax may terminate or provide additional restrictions on EDS's attorney in fact appointment with respect to any Third Party Agreement to which one or more of the members of the Equifax Group is a party if EDS (i) fails to pay any amount due in a timely manner; (ii) permits an actual default to occur; or (iii) does not diligently pursue the service and financial benefits available to the Equifax Group under such Third Party Agreement.

(d) Beginning on the Execution Date of each Transaction Document and for the term of each such Transaction Document, the Equifax Group will not enter into any new, or terminate or amend any existing, Third Party Agreement to which one or more members of the Equifax Group is a party that adversely impacts EDS's ability to provide the Services covered by such Transaction Document or increases EDS's cost of providing such Services without the prior written consent of EDS.

(e) In performing and providing the Services, the relationship of EDS with the members of the Equifax Group will be as an independent contractor.
     However, as a result of its position in providing and performing the Services, EDS and each of its Affiliates providing portions of the Services will have a unique knowledge of the operations of the members of the Equifax Group that no member of the Equifax Group or employee of a member will have in full, and EDS and each of its Affiliates providing portions of the Services will be interacting with the employees, executive management, board of directors and accountants and legal counsel to the Equifax Group and the members thereof, in a manner and with respect to matters which will make EDS and each of its Affiliates providing portions of the Services appear to be the functional equivalent of the employees of the Equifax Group and each member thereof obtaining any of the Services from EDS. Accordingly, EDS is appointed as the agent of the Equifax Group and each member thereof, and EDS accepts such appointments for the purpose of performing and providing the Services. EDS is not authorized to enter into oral or written commitments or agreements with any individual or entity for or in the name of the Equifax Group or any member thereof, without the further express written direction to and appointment of EDS by Equifax.

8.4. Conflicts of Interests

(a) Each Party recognizes that EDS personnel providing Services to the Equifax Group under the Agreement may perform similar services for others and the Agreement shall not prevent EDS from performing similar services for others subject to the restrictions set forth in Section 11 (Confidentiality)
                                              ----------
     and/or the applicable Transaction Document. However, EDS shall not use any of the Equifax Provided Hardware or Equifax Software or Equifax Provided Office Furnishings to perform similar services for others (including EDS), without the prior written consent of Equifax.

(b) Neither Party shall knowingly, directly or indirectly, solicit any employee of the other Party or their Affiliates during the Term of the Agreement unless otherwise agreed in writing by the Parties and except as provided in
     Section 12.5(e).  Equifax or EDS employee's responses to or employment
     ---------------
     resulting from general public solicitations will be exempted from this provision.

(c) Any specific restrictions related to key employees shall be as specified in the applicable Transaction Document.

8.5. Alternate Providers

(a) During the Term, Equifax shall have the right to retain third party suppliers to perform any service, function, responsibility, activity or task that is within the scope of the Services or would constitute a New Service pursuant to Section 3.13, or to perform any such services,
                         ------------
     functions, responsibilities or tasks (whether all or a part of the Services or the New Services) internally. EDS shall cooperate with any such third party supplier and Equifax as requested from time to time. Such cooperation shall include, without limitation, (i) providing reasonable physical and electronic access to the Facilities, the Data Center and the books and records in the possession of EDS regarding the Equifax Business and/or the Services; (ii) use of any Machines used by EDS to perform services for the Equifax Group for the Equifax Business; (iii) use of any of the Software (other than any Software where the underlying license agreement does not authorize such access and consent permitting such access and use has not been obtained); (iv) providing such information regarding the operating environment, System constraints, and other operating parameters as is reasonably necessary for the work product of the third party supplier of the Equifax Group to be compatible with the Services or New Services; and (v) such other reasonable cooperation as may be requested by Equifax.

(b) EDS's obligations hereunder shall be subject to the third party suppliers' compliance with reasonable Facilities, data and physical security and other applicable standards and procedures, execution of appropriate confidentiality agreements, and reasonable scheduling of computer time and access to other resources to be furnished by EDS pursuant to the Agreement.

(c) If EDS's cooperation with Equifax or any third party supplier performing work as described in Section 8.5(a), causes EDS to expend a material amount
                          --------------
     of additional resources that EDS would not otherwise have expended, but which fall within the scope of activities comprising the Services, such additional reasonable and necessary resources will be charged to Equifax under the established charging mechanism and/or Resource Unit Baseline therefor. The Parties further agree that if in EDS's reasonable, good faith determination, a third party supplier's activities affect EDS's ability to meet the Performance Standards or otherwise provide the Services in accordance with the Agreement, EDS will provide written notice to Equifax of such determination. The Parties will cooperate to determine and verify whether such effect is caused by a third party supplier, the extent of such effect, and how to ameliorate any such effect. [*]

(d)  Equifax's retention of third party suppliers pursuant to this Section 8.5
                                                                   -----------
     to perform services, functions, activities, tasks or responsibilities that are within the scope of the Services shall not relieve Equifax of its obligations set forth in the Agreement to pay EDS the Monthly Charges applicable to such services, functions, activities, tasks or responsibilities as set forth in the Agreement, unless Equifax is relieved from such charge pursuant to a provision of the Agreement or by the agreement of EDS.

8.6. Use of Subcontractors

(a) Within thirty (30) days after the Commencement Date under each Transaction Document, the Parties will develop and prepare a list of the Listed Subcontractors under each such Transaction Document that the Parties agree may be engaged by EDS to perform and deliver the part or portion of the
     Services indicated on such list.   With respect to subcontractors which are
     not Listed Subcontractors, at least fifteen (15) business days prior to the proposed date of commencement by EDS of such subcontractors' activity with respect to the Equifax group or the Services, EDS shall notify Equifax in writing of a decision to delegate or subcontract a function, responsibility or task to a subcontractor, or to change subcontractors for any function, responsibility or task, (i) that could have a material affect on the quality, timing, cost, consistency or performance of the Services under any Transaction Document or on the operations of any member of the Equifax Group or on the security of the Equifax Group data, books and records, or Facilities, or Data Center or on the Equifax Business as conducted by any member of the Equifax Group, or (ii) where the subcontractor will interface directly with the members of the Equifax Group. Upon Equifax's request, EDS shall promptly provide to Equifax information regarding the proposed new or replacement subcontractors in order to permit Equifax to determine whether to grant its consent to such delegation or change or subcontract. Such information shall include the scope of the Services to be delegated, the experience, financial status and resources of the proposed subcontractors, and EDS's selection criteria for the proposed subcontractor and conclusions regarding its selections. Subject to EDS's timely provision of the foregoing information to Equifax, Equifax shall be deemed to have accepted such delegation or subcontract or change that is the subject of the notification by EDS to Equifax, if Equifax has not notified EDS in writing of its good faith objections to such delegation or subcontract on or before the twenty-first (21st) day after receipt of such notice from EDS. EDS shall not delegate or subcontract or change subcontractors unless and until EDS and Equifax shall have resolved any objection timely made by Equifax to such proposed action by EDS. In addition, EDS shall not disclose any Confidential Information of the Equifax Group to any subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner equivalent to that required of EDS by Section 11.
                                                                   ----------
(b) Each subcontractor engaged by EDS to perform a portion of the Services will make, execute and deliver to Equifax such disclosures and agreements as Equifax may from time to time reasonably request in order to comport with the requirements of the Equifax Business.

(c) EDS shall remain primarily liable and obligated to Equifax for the timely and proper performance of all of its obligations hereunder even if such obligations are delegated to third party subcontractors, and for the proper and timely performance and actions of any person or entity to which it delegates or subcontracts any such obligation.

8.7. Equifax Approvals and Notification

For those areas of the Services where Equifax (a) has reserved a right-of-approval, consent or agreement, (b) is required to provide notification, and/or
(c) is to perform a responsibility set forth in the Agreement, and such approval, consent, notification or performance is delayed or withheld beyond the period provided in the Agreement (including any Transaction

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

Document) without authorization or right and, such delay or withholding is not caused by EDS and affects EDS's ability to provide the Services under the Agreement (including any Transaction Document) Equifax will relieve EDS of the responsibility for meeting the Performance Standards and Minimum Service Levels for that portion of the Services to the extent, but only to the extent, directly affected by such delay or withholding and only during the period such approval, consent, notification or performance is delayed or withheld beyond the period provided in the Agreement (including any Transaction Document). Equifax will reimburse EDS in accordance with the Agreement for additional necessary and reasonable resources, if any, incurred during such period as a direct result thereof. If not specified otherwise in the Agreement, the period for such approval or notification shall be thirty (30) business days unless another time period is otherwise agreed by the Parties.

9.   CHARGES/NEW SERVICES/INVOICES/PAYMENTS

9.1. Disbursements

Beginning on the Commencement Date of each Transaction Document, as part of the Services covered by such Transaction Document, EDS will pay the Third Party Providers under Third Party Agreements as set forth in the applicable Transaction Document. In addition, EDS will reimburse Equifax in a timely manner for payments by the Equifax Group to such Third Party Providers under the Third Party Agreements allocable for amounts allocable to periods on and after the Commencement Date under each such Transaction Document. Equifax will promptly reimburse EDS for all payments to such Third Party Providers made by EDS, if such payments are allocable to the periods prior to any such Commencement Date and are not otherwise the responsibility of EDS under the Agreement. If EDS should receive during the Term any refund, credit or other rebate in respect of such Third Party Agreements which is attributable to a period prior to the Commencement Date under the applicable Transaction Document, EDS will promptly notify Equifax of such refund, credit or rebate and will promptly pay to Equifax the full amount of such refund, credit or rebate. If Equifax should receive during the Term any refund, credit or other rebate in respect of such Third Party Agreements which is attributable to a period after the Commencement Date under the applicable Transaction Document, Equifax will promptly notify EDS of such refund, credit or rebate and will promptly pay to EDS the full amount of such refund, credit or rebate.

9.2. Monthly Charges

For each Contract Year under each Transaction Document, Equifax agrees to pay the Monthly Charges as specified in Schedule J to such Transaction Document,
                                    ----------
together with the other amounts as described in this Section 9.  All periodic
                                                     ---------
Monthly Charges under each Transaction Document are to be computed on a calendar month basis, and will be prorated for any partial month, unless specifically stated otherwise in the Agreement (including the applicable Transaction Document). On a monthly basis, EDS will invoice Equifax the proportional amount of the Monthly Charges under each Transaction Document for that month in arrears, as specified in Schedule J to each such Transaction Document. The
                         ----------
invoices will separately state applicable taxes owed by Equifax by tax jurisdiction, and charges for other elements comprising the Monthly Charges as determined by the Parties pursuant to Section 9.5(b).
                                      --------------

9.3. [*]


9.4. Annual Adjustment

EDS will charge Equifax an Annual Adjustment under each Transaction Document in accordance with the procedures and timing set forth in Schedule J to each such
                                                       ----------
Transaction Document.

* Information omitted pursuant to request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

9.5. Taxes

(a)  Except as provided in Section 9.5(c), the disbursements described in
                           --------------
     Section 9.1, the Monthly Charges described in Section 9.2, the [*]
     -----------                                   -----------
     described in Section 9.3 and the Annual Adjustment described in
                  -----------
     Section 9.4, paid by Equifax are inclusive of applicable sales, use,
     -----------
     excise, personal property or other similar taxes attributable to the period on or after the Commencement Date under each Transaction Document. EDS shall be responsible for all taxes based upon or measured by (i) EDS's cost in acquiring or providing equipment, materials, supplies or third party services furnished to or used by EDS in providing and performing the Services, (ii) the value or cost of the EDS Machines, EDS Software and Acquired Customer Hardware; and (iii) all taxes payable by EDS with respect to its revenues, income and profit. Each Party shall bear sole responsibility for all taxes, assessments and other real property-related levies on its owned or leased real property.

(b) The Parties agree to reasonably cooperate with each other in good faith to more accurately determine and reflect each Party's tax liability and to minimize such liability to the extent legally permissible. Each Party shall provide and make available to the other any resale certificates and other exemption certificates or information reasonably requested by either Party. The Parties will also work together to segregate the Monthly Charges and other charges, reimbursements and amounts payable hereunder, into separate payment accounts charged under separate invoices, as appropriate, for Services and the components of the Services (i.e., components that are taxable and nontaxable, including those for which a sales, use or similar tax has already been paid by EDS and for which EDS functions merely as a paying agent for Equifax in receiving goods, supplies or services including licensing arrangements that otherwise are nontaxable or have previously been subjected to tax, components that are capitalized, and components that are expensed).

(c) Notwithstanding any other provision of the Agreement, if a services or similar tax is assessed on EDS's provision of the Services (or any New Services) to Equifax or on EDS's charges to Equifax under the Agreement, Equifax will be responsible for and pay the amount of any such tax.

9.6. New Services

(a)  The charges for New Services will be integrated into the Schedule J to the
                                                              --------
     affected Transaction Document in accordance with Sections 3.13 and 17.2.
                                                      -------------     ----

(b) If the Parties cannot agree whether a function, responsibility or task falls within the definition of a New Service, EDS shall nevertheless perform the disputed function, responsibility or task if requested by Equifax. The determination of whether any function, responsibility or task is a New Service to be paid by Equifax will be determined pursuant to the dispute resolution provisions in Section 16. Equifax shall pay [*]
                                      ----------
     of any Monthly Charges for the disputed function, responsibility or task under this Section 9.6 to EDS and [*] of any Monthly Charges shall be
                -----------
     held by Equifax or paid into an interest bearing escrow account in accordance with Section 9.12, if requested by EDS, pending a resolution of
                     ------------
     the dispute in accordance with Section 16. Any payment to Equifax of any
                                    ----------
     such disputed charge paid by Equifax to EDS and into escrow pursuant to this Section 9.6 after resolution of the applicable dispute, shall be
          -----------
     paid first from the amount in escrow with respect to such dispute and then by EDS. All amounts payable directly by either Party to the other Party upon resolution of the dispute with respect to which amounts are payable shall be paid promptly upon resolution of the disputed amounts together with interest at the rate of [*] per month from the date that the other[*] payment was made into an escrow account pursuant to Section 9.6 and 9.12
                                                         -----------
     through the date of payment by EDS to Equifax.

9.7. Invoice Payment

(a) At its election, Equifax will pay each invoice for charges under the Agreement either by wire funds transfer to an account specified by EDS or other means acceptable to EDS, within [*] days after the date of Equifax's receipt of the invoice. In the event that any invoice payment is not received by EDS within ten (10) business days following such [*] day period, a late payment fee of [*] per month of

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

     the unpaid, late invoice payment will be due and payable by Equifax to EDS from the date such payment became overdue through the date of payment to EDS.

(b) No invoice for charges for any of the Services shall be delivered to Equifax until after the Services which are the subject of such invoice have been provided to the Equifax Group. However, any Services that are expressly stated in the Agreement as prepaid or paid in advance shall be excluded from the limitation of this provision to the extent, but only to the extent, expressly set forth in the Agreement.

9.8. Benchmark Study

(a) Not less than once in each [*] period of the term of each Transaction Document commencing on the Commencement Date of each Transaction Document, Equifax may elect to have a benchmark study performed for the Services provided pursuant to each such Transaction Document or for any subset of such Services. The cost payable to a third party benchmark organization for the benchmark activity will be split equally by the Parties. The Parties will jointly designate and engage the third party benchmark organization. The benchmark study will focus on outsourcing services providers that regularly provide the full range of Services provided by EDS to the Equifax Group under the applicable Transaction Document and on the outsourcing engagements of those providers for substantially similar services in substantially similar quantities.

(b) Each Transaction Document will set forth a price/performance value for the Services (including subset of the Services) provided under such Transaction Document and the scale or System against which such price/performance value was determined (the "Performance Value"). The Performance Value will be
                          -----------------
     either the Norm or an agreed deviation from the Norm, and the Parties shall exercise the rights and obligations described herein if EDS's overall performance rating with respect to the Services is not as good as the agreed upon Performance Value. For purposes of the Agreement, the "Norm"
                                                                         ----
     shall be the average price/performance of all customers (both outsourced and non-outsourced customers) being compared during the benchmark study against the scale or system pursuant to which such customers were measured.

(c) The result of each benchmark study will be submitted to the Integrated Planning Team. In the event that the benchmark study indicates that EDS's overall performance rating as compared to the applicable Performance Value rating for the benchmarked Services, or subset of the Services, under a Transaction Document is not as good as the Performance Value for such Services set forth in such Transaction Document, EDS will adjust its pricing on a prospective basis for the Services, or such subset of the Services, to meet the agreed Performance Value; provided, however, such adjustment will not forgive, compromise release or modify EDS's obligation to perform the Services in accordance with the Performance Standards and Minimum Service Levels. The benchmark study results may reduce but not increase the fees and charges for the Services set forth in the Agreement.

(d)  No Annual Adjustment as described in Section 9.4 of this Master Agreement
                                          -----------
     will be applied to any element(s) of the pricing adjusted pursuant to this
     Section 9.8 for the year in which the pricing of such elements were so
     -----------
     adjusted.

9.9. Service Credits

If EDS fails to provide the Services in accordance with the Minimum Service Levels set forth in any Transaction Document, EDS shall incur Service Credits against the Monthly Charges owed to EDS for the second month following the month in which the Service Credits were incurred. The Parties agree that the Service Credits are a fair estimate of the damages that the Equifax Group will incur for each event for which a Service Credit is granted in the Agreement, that the actual damages incurred by the Equifax Group in each such event would be difficult and costly to determine, and that the Service Credits are liquidated damages awarded in lieu of actual damages incurred by the Equifax Group. The Parties agree that the Service Credits are not penalties and are the sole and exclusive remedy of Equifax with respect to the incident or event with respect to which such Service Credits are paid or credited by EDS to Equifax subject to and as limited by the provisions of Sections 12 and 13.
                                    -----------     --

* Information omitted pursuant to request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

9.10.  Other Credits

Except as otherwise set forth in the Agreement, with respect to any amount to be paid or reimbursed to Equifax by EDS at the time any such amount is due and payable to Equifax, EDS may pay that amount to Equifax by applying a credit for the month such amount is due and payable against the charges otherwise payable to EDS under the Agreement, at EDS's option. Notwithstanding the foregoing, if the amount to be so paid or reimbursed by EDS in any specific month, exceeds the charges to Equifax for such month, EDS shall promptly pay any difference to Equifax by check or wire transfer during such month. If EDS fails to pay any amount due and payable to Equifax or fails to apply a credit during the month such amount is due and payable, EDS shall pay or credit such amount together with interest thereon payable at a rate of [*] per month, or the maximum amount permissible by law, whichever is less, of the unpaid, late monies will be due and payable by EDS to Equifax from the date such monies became due to Equifax through the date of payment or credit to Equifax.

9.11.  RESERVED

9.12.  Disputed Charges/Credits

In the event Equifax disputes the accuracy or applicability of a charge or credit or other financial arrangement described in the Agreement (i.e., Monthly Charges, Annual Adjustment, Service Credits, pass-through billings, etc.), Equifax shall notify EDS of such dispute as soon as practicable after the discrepancy has been discovered. The Parties will investigate and resolve the dispute using the dispute resolution processes provided under Section 16 of the
                                                              ----------
Agreement. Any undisputed amounts contained in or applicable to an invoice will be paid by Equifax and any undisputed credit amounts will be promptly credited by EDS. Upon the request of either Party Equifax in the case of a disputed charge, or EDS in the case of a disputed credit, shall place the disputed amount in an escrow account established for the benefit of the Parties, until such dispute is resolved. Upon resolution of the dispute, the Parties shall be paid any interest having accrued on the disputed amounts held in the escrow account in connection with such dispute in proportion to the amount received by each Party with respect to such dispute, and the Parties shall each pay a portion of the escrow fees attributable to the disputed amount in an inverse proportion to the percentage of the disputed amount paid to each Party. Unpaid and uncredited monies that are in dispute and placed in escrow will not be considered a basis for monetary default under the Agreement or any Transaction Document.

9.13.  Reduction of Equifax Work

(a) If, during the Term, Equifax experiences significant changes in the scope or nature of its business which have or are reasonably expected to have the effect of causing a substantive and sustained decrease in the amount of EDS resources used in performing the Services such changes shall be governed by this Section 9.13, provided such decreases are not due to Equifax's
          ------------
     resuming the provision of such Services by itself or Equifax transferring the provision of such Services to another vendor. Examples of the kinds of events that might cause such substantial decreases are: (i) changes in Equifax's products or markets; (ii) mergers, acquisitions or divestitures; or (iii) changes in market priorities.

(b) Equifax will notify EDS of any event or discrete set of events which Equifax believes qualifies under this Section 9.13, and EDS will identify,
                                           ------------
     any changes that can be made to accommodate such decrease of resource requirements in a cost-effective manner without disruption to Equifax's ongoing operations, and the cost savings that will result therefrom in a plan that will be submitted to Equifax for review and acceptance.

(c) Upon acceptance by Equifax, EDS will make any applicable adjustments to the Annual Service Charge and the related Resource Baselines to reflect the foregoing and distribute an amended Schedule J to the Parties.
                                         ----------

(d) Equifax may, at its option and expense, employ an accredited and independent auditor to verify EDS's methodology for calculating the savings referenced above conforms to accepted accounting practices.

* Information omitted pursuant to request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

10.  INTELLECTUAL PROPERTY RIGHTS

10.1.  Ownership of Materials

EDS, the members of the Equifax Group and their respective contractors and subcontractors may Develop certain Code and documentation in order to perform the Services. The provisions of this Section 10.1 sets forth the respective
                                      ------------
rights of the Parties, their Affiliates and the Equifax Group and their respective contractors and subcontractors in such Code and documentation.

(a) Equifax Code, Equifax Derivative Code and Equifax Works shall be owned by Equifax or another member of the Equifax Group, as applicable. During the Term, EDS shall have an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, operate, distribute, modify, develop, personalize and create Derivative Works from such Materials internally, and the right to sublicense third parties to do any of the foregoing, for the sole purpose of performing the Services. All patentable inventions embodied in the Equifax Code and Equifax Derivative Code, and patents issued with respect thereto, shall be jointly owned by Equifax and EDS with an undivided interest and an unrestricted right to use, license, distribute, practice, enforce or otherwise improve or commercialize such patentable inventions and the patents issued with respect thereto without an obligation to account to the other Party with respect thereto.

(b) EDS Code, EDS Derivative Code, EDS Works and EDS Interfaces shall be owned by EDS. During the Term, the Equifax Group shall have an irrevocable, nonexclusive, worldwide, paid-up license to use in the Equifax Business, execute, operate, reproduce, display, perform, distribute, modify, Develop, personalize and create Derivative Works from such Materials internally, and the right to sublicense third parties to do any of the foregoing for the Equifax Group.

(c) With respect to any of the Materials whether or not Developed under the Agreement, which are or have been Developed solely by the Equifax Group and/or their contractors, such Materials shall be owned by Equifax. At Equifax's sole option, EDS shall have an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, operate, reproduce, display, perform, distribute, modify, Develop, personalize and create Derivative Works from such Materials internally and the right to sublicense third parties to do any of the foregoing, for the sole purpose of performing the Services during the Term.

(d)  Subject to EDS's fulfilling its obligations under Section 4, any ownership
                                                       ---------
     or license rights herein granted to either Party or another member of the Equifax Group or any other Authorized Users are limited by and subject to any patents and copyrights held by, and terms and conditions of any license agreements with, applicable Third Party Providers.

(e) To the extent that by operation of law any of the Materials may not be owned by EDS or the Equifax Group to which ownership has been allocated under this Section 10, each Party agrees to promptly assign, or cause to be
                ----------
     assigned, and take such actions and execute and deliver such documents as shall be necessary or appropriate to effect such assignment without further consideration. Each Party hereby assigns, without further consideration, the ownership of all right, title and interest in all U.S. and foreign copyrights, mask work rights and patents in the Materials to the other Party in accordance with the ownership allocation provisions set forth in this Section 10. Such assignee shall have the right to obtain and hold in
          ----------
     its own name or transfer patents and copyrights, applications, registrations, renewals and all other rights relating or pertinent thereto.

10.2.  Obligations Regarding Materials

(a) The Parties agree to reproduce copyright, patent and other legends which appear on any portion of the Materials which may be owned by the Parties and any and all third parties.

(b)  Except as set forth in Section 11, the Agreement shall not preclude either
                            ----------
     Party from Developing materials or providing services which are competitive to the Materials or Services which might be delivered pursuant to the Agreement, except to the extent any of the same may infringe any of the other Party's patent rights, copyrights, Trade Secrets or mask work rights.

(c) Neither the Agreement nor any disclosure made hereunder grants any license to either Party under any patents rights, copyrights, mask work rights or Trade Secrets of the other Party, except for the licenses expressly granted under this Section 10 and Section 12.5 hereof.
                ----------     ------------

11.  CONFIDENTIALITY

11.1.  Confidential Information

EDS and Equifax each acknowledge that the other Party possesses and will continue to possess information, which has commercial value in such other Party's business and is not in the public domain. Such information has been created, discovered, developed by such other Party or provided to it by a third party, and such other Party holds property rights in such information by assignment, license or otherwise.

11.2.  Obligations

(a) Equifax and EDS will each refrain from disclosing, will hold as confidential and will use the same level of care to prevent disclosing to third parties, the Company Information of the other Party as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature, but in no event less than a reasonable standard of care. Notwithstanding the foregoing, the Parties may disclose Company Information in the case of Equifax to members of the Equifax Group, and in the case of both Parties contractors and subcontractors involved in providing and using the Services under the Agreement where: (i) such disclosure is necessary to permit the members of the Equifax Group and the contractor or subcontractor to perform its duties hereunder or use the Services; (ii) members of the Equifax Group and the contractor or subcontractor agree in writing to observe the confidentiality and restricted use and disclosure covenants and standards of care set forth in this Section 11 and EDS and
                                                       ----------
     Equifax are each third party beneficiaries for all purposes; and (iii) EDS in the case of Equifax Company Information received by EDS and disclosed it as permitted herein, or Equifax in the case of EDS Company Information received by Equifax and disclosed by it as permitted herein, assumes full responsibility for the acts or omissions of the members of the Equifax Group, contractors and subcontractors no less than if the acts or omissions were those of EDS and Equifax respectively.

(b) Neither Equifax nor EDS shall use the Company Information of the other Party except in the case of EDS and its subcontractors, (i) in connection with the performance of the Services and (ii) as otherwise specifically permitted in the Agreement, and in the case of Equifax, its contractors and other members of the Equifax Group, (A) as specifically permitted in the Agreement and/or (B) in connection with the use of the Services. EDS shall be responsible to ensure that its subcontractors comply with this Section
                                                                       -------
     11.2(b) and Equifax shall be responsible to ensure that the members of the
     -------
     Equifax Group and its contractors comply with this Section 11.2(b).
                                                        ---------------

(c) Without limiting the generality of the foregoing, neither Party will publicly disclose the terms of the Agreement, except to the extent permitted by this Section 11 and to enforce the terms of the Agreement,
                       ----------
     without the prior written consent of the other. Furthermore except as contemplated by the Agreement, neither EDS nor Equifax will make any use of the Company Information of the other Party; acquire any right in or assert any lien against the other Party's Company Information except as contemplated by the Agreement; or refuse to promptly return, provide a copy of or destroy such Company Information upon the request of the disclosing Party.

(d) Notwithstanding any other provision of the Agreement, neither Party will be restricted in using, in the development, manufacturing and marketing of its products and services and in its operations, any data processing, system operations, applications development or network management ideas, concepts, know-how and techniques which are retained in the minds of employees who have had access to the other Party's Company Information (without reference to any physical or electronic embodiment of such information), unless such use shall infringe any of such Party's patent rights, copyrights, mask works rights or Trade Secrets.

11.3.  Exclusions

Notwithstanding the foregoing, this Section 11 will not apply to any information
                                    ----------
which EDS or Equifax can demonstrate was: (a) at the time of disclosure to it, in the public domain; (b) after disclosure to it, published or otherwise becomes part of the public domain through no fault of the receiving party; (c) without a breach of duty owed to the disclosing party, is in the possession of the receiving party at the time of disclosure to it; (d) received after disclosure to it from a third party who had a lawful right to and, without a breach of duty owed to the disclosing party, did disclose such information to it; or (e) independently developed by the receiving party without reference to Company Information of the disclosing party. Further, either Party may disclose the other Party's Company Information to the extent required by law or order of a court or governmental agency. However, the recipient of such Company Information must give the other Party prompt notice and make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information, all at the discloser's cost and expense. It is understood that the receipt of Company Information under the Agreement will not limit or restrict assignment or reassignment of employees of EDS and the Equifax Group within or between the respective Parties and their Affiliates.

11.4.  Loss of Company Information

The receiving Party will immediately notify the disclosing Party, orally or in writing in the event of any disclosure, loss, or use in violation of the Agreement of a disclosing Party's Company Information known to the receiving Party.

11.5.  Limitation

The covenants of confidentiality set forth herein (a) will apply after the Effective Date to any Company Information disclosed to the receiving Party before and after the Effective Date and (b) will continue and must be maintained from the Effective Date through the termination of the relationship between the Parties and (i) with respect to Trade Secrets, until such Trade Secrets no longer qualify as trade secrets under applicable law; and (ii) with respect to Confidential Information for a period equal to the shorter of two (2) years after termination of the Parties' relationship under the Agreement, or until such Confidential Information no longer qualifies as confidential under applicable law. Neither Party will be responsible for the security of the Company Information of the other Party during transmission via public communications facilities, except to the extent that such breach of security is caused by the failure of such Party to perform its obligations under the Agreement, or the negligent acts or omissions of such Party, its contractors, subcontractors or Affiliates.

12.  TERMINATION

12.1.  Termination By Equifax

Equifax may terminate any Transaction Document for the following reasons:

(a) A material breach of the Agreement or any Transaction Document by EDS that remains uncured for [*] after receipt of written notice thereof.
     However, if a material breach of the Agreement or any Transaction Document by EDS (other than a breach of Section 11 hereof) occurs that by its nature
                                    ----------
     cannot be cured by EDS within such [*] period, but EDS submits a commercially reasonable written plan to Equifax within such period to cure such breach after the [*] period (but in no event more than [*] after such notice of breach) and the plan (including the timing of the cure set forth in the plan) is accepted by Equifax in writing, the cure period for such breach shall be extended to the date set forth in the plan; or

(b) There exists a series of non-material or persistent breaches by EDS, that in the aggregate have a material and significant adverse impact (i) on the Services support of the administrative, management, planning, financial reporting or operations functions of the Equifax Group or the portion of the Equifax Group constituting the user group under any Transaction Document, or (ii) on the management of the Services or the portion of the Services covered by such Transaction Document; or

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

(c)  For convenience upon [*] days prior notice by Equifax to EDS; or

(d) EDS becomes insolvent or is unable to pay its debts or enters into or files (or has filed or commenced against it) a petition, arrangement, application, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or any similar laws of the United States or any state of the United States or transfers all or substantially all of its assets to another person or entity; or

(e) In the event of a Change of Control of the Card Processing Division of EDS, or EDS acquires a competitor of Equifax, Inc., or there is a Change of Control of EDS with a competitor of Equifax, Inc. acquiring Control of EDS, Equifax, or its successor entity in the case of a merger or the entity purchasing the assets of Equifax, may terminate the Agreement with [*] prior written notice to EDS given not later than [*] after the occurrence of such Change of Control; or

(f) EDS incurs Direct Damages to Equifax in excess of the EDS Direct Damages Cap under the circumstances and resulting from the events described in
     Section 13.1(a); or
     ---------------

(g)  Under the circumstances set forth in Sections 3.3 or 17.3.
                                          ------------    ----
12.2.  Termination by EDS

EDS may terminate any Transaction Document for a material default by Equifax thereunder other than a payment default that remains uncured for a period of [*] after written notice thereof to Equifax from EDS. EDS may terminate any Transaction Document for a material payment default by Equifax thereunder that remains uncured for a period of fifteen (15) days after written notice thereof to Equifax from EDS.

12.3.  [*]

(a)  In the event of a termination by Equifax pursuant to Section 12.1(c) for
                                                          ---------------
     convenience, [*]. In the event of a termination by Equifax pursuant to
     Section 12.1(e) for Change of Control, [*]. In the event of a termination
     --------------
     by Equifax pursuant to Section 17.3 for a Force Majeure Event, [*].  In the
                            ------------
     event of a termination by Equifax pursuant to Sections 12.1(a) for cause
                                                   ----------------
     or (b) for persistent breaches or (d) for bankruptcy or (f) for exceeding
        ---                            ---                   ---
     the EDS Direct Damages Cap or Section 3.3 for failing to provide disaster
                                   -----------
     recovery services, [*]. In the instance of a termination by Equifax pursuant to Section 12.1(b) for persistent non-material breaches, Equifax
                 ---------------
     may not recover any damages from EDS for the defaults and breaches by EDS giving rise to such termination; provided that nothing in this sentence shall preclude any recovery by Equifax pursuant to other provisions of the Agreement including, without limitation, Section 8.4(b), Section 9, Section
                                              ------- ------  ---------
     10, Section 11, Section 12, Section 13, Section 14, Section 15, or Section
     --  ----------  ----------  ----------  ------- --  ----------     -------
     17.3 of this Master Agreement.
     ----

(b)  Except as set forth in Section 12.3(a) and (c), Equifax shall not be
                            ---------------     ---
     obligated to pay any charges that would otherwise accrue and be payable by Equifax pursuant to the Agreement or any Transaction Document after the effective date of the expiration or termination of the Agreement or any such Transaction Document.

(c)  In the event of a termination by EDS pursuant to Section 12.2, Equifax will
                                                      ------------
     be required to pay Wind-Down Expenses.

12.4.  Services Transfer Assistance

(a) The Parties agree that EDS will cooperate with the Equifax Group to assist in the orderly transfer of the services, functions, responsibilities, tasks and operations comprising the Services under each

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

     Transaction Document provided by EDS thereunder to one or more members of the Equifax Group itself or another services provider in connection with the expiration or earlier termination of the Agreement and/or each Transaction Document for any reason, however described. "Services Transfer Assistance" shall include, but not be limited to, providing the Equifax Group and their respective agents, contractors and consultants, as necessary, with services described in Schedule R to each Transaction
                                           ----------
     Document. Neither the Term of the Agreement nor the term of any Transaction Document shall be deemed to have expired or terminated until the Services Transfer Assistance thereunder is completed.

(b) Upon Equifax's request EDS shall provide Services Transfer Assistance in connection with migrating the work of the Equifax Group to the Equifax Group itself or another services provider commencing up to [*] prior to expiration, or upon any notice of termination or of non-renewal of the Agreement or any Transaction Document. In no event will Equifax's holding of or escrow of monies in compliance with Section 9.12 be
                                                       ------------
     considered a failure by Equifax to pay amounts due and payable hereunder. Further, EDS shall provide the Services Transfer Assistance in accordance with this Section 12.4 even in the event of Equifax's material breach
               ------------
     (other than an uncured payment default) with or without an attendant termination for cause by EDS.

(c) Services Transfer Assistance shall be provided through the effective date of the expiration or termination of the Services under the Transaction Documents being terminated. Upon request by Equifax, the effective date of such expiration or termination shall be extended for up to [*] thereafter as set forth in Section 1.4 pursuant to the terms and conditions of the
                     -----------
     Agreement and applicable Transaction Document(s) and such period shall be considered an extension of the Term and the term of such Transaction Documents.

(d) If any Services Transfer Assistance provided by EDS requires the utilization of additional resources that EDS would not otherwise use in the performance of the Agreement and applicable Transaction Documents, but for which there is a current Resource Unit Baseline, Equifax will pay EDS for such usage at the then-current applicable Transaction Document(s) charges and in the manner set forth in the applicable Transaction Document(s). If the Services Transfer Assistance requires EDS to incur costs that EDS would not otherwise incur in the performance of the Services under the Agreement and applicable Transaction Document(s), then EDS shall notify Equifax of the identity and scope of the activities requiring that EDS incur such costs and the projected amount of the charges that will be payable by Equifax for the performance of such assistance. Upon Equifax's authorization, EDS shall perform the assistance and invoice Equifax for such charges. Within thirty (30) business days after the date of the invoice Equifax shall pay EDS for authorized, additional charges incurred to provide such assistance to Equifax.

12.5.  Other Rights Upon Termination

At the expiration or earlier termination of the Agreement and/or any Transaction Document for any reason, however described, EDS agrees in each such instance, as applicable:

(a) Upon Equifax's request, EDS agrees to sell to Equifax or its designee for the fair market value thereof, the EDS Machines owned by EDS then currently being used by EDS to perform the Services or the portion of the Services covered by the Transaction Document, as applicable. In the case of EDS Machines that EDS is leasing, EDS agrees to permit Equifax or its designee to either buy-out the lease on the EDS Machines and purchase the EDS Machines from the lessor or assume the lease(s) and secure the release of EDS thereon. Equifax shall be responsible for any sales, use or similar taxes associated with such purchase of such EDS Machines or the assumption of such leases.

(b) EDS will grant to the members of the Equifax Group and their Affiliates an irrevocable, nonexclusive, worldwide, perpetual, paid-up source and object code license to use, execute, operate, reproduce, display, perform, distribute, modify, Develop and personalize, and create Derivative Works from, the EDS Derivative Code, EDS Code, EDS Works and EDS Interfaces as a part of and in connection with the Equifax Business, and the right to sublicense third parties to do any of the foregoing for the members of the Equifax Group.

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

(c) EDS will provide to the Equifax Group a source code and an object code license for EDS Software proprietary to EDS and not otherwise owned by or licensed to Equifax in accordance with Section 12.5(b) and not generally
                                            ---------------
     commercially available, for use by the Equifax Group as a part of and in connection with the Equifax Business, upon terms and prices to be mutually agreed upon by the Parties (which prices shall not be greater than those offered to third parties). At Equifax's option, EDS will recommend a mutually agreeable commercially available substitute, if available, to perform the same function.

(d) If EDS has licensed or purchased and is using any generally commercially available EDS Software to provide the Services to the Equifax Group at the date of expiration or termination of the Agreement and/or any Transaction Document, Equifax may elect to take a transfer or an assignment of any and all of the licenses for such software and any attendant maintenance agreement, which licenses and maintenance agreements shall in all cases be kept current and fully paid by EDS through the date of transfer to Equifax. To the extent any such licenses for EDS Software and the attendant current maintenance agreements are not transferable by EDS to Equifax, EDS shall provide to Equifax, in Equifax's name, a current fully paid license for such EDS Software and a current fully paid maintenance agreement for such EDS Software. In both of the instances described in the preceding two sentences such license and maintenance agreements shall be for a scope of use and hardware level appropriate for Equifax's operations at the time of transfer and/or delivery to Equifax.

(e) Upon the date of expiration or termination of the Agreement or any Transaction Document for any reason, the Equifax Group shall have the right to make offers of employment to any or all Service employees performing Services hereunder or under such Transaction Document. Promptly after either Party sends the other Party written notice of termination or expiration with the prior consent of each Services Employee (each of whom EDS will notify of Equifax's interest), subject to the agreement of the Service employee(s) EDS agrees to supply Equifax with the names and resumes requested by Equifax for the purpose of exercising its rights under this
     Section 12.5, at no charge.  Equifax's rights under this Section 12.5 will
     ------------                                             ------------
     take precedence over any EDS/employee employment contract or covenant that may otherwise limit an employee's right to accept employment with the Equifax Group.

(f) Upon Equifax's request, EDS will transfer or assign to Equifax or its designee, on mutually acceptable terms and conditions, any Third Party Agreements not otherwise treated in this Section 12.5, applicable solely to
                                              ------------
     services being provided to Equifax, including, without limitation, Third Party Agreements for maintenance, Disaster Recovery Services and other necessary third party services then being used by EDS to perform the Services subject to the payment by Equifax of any transfer fee or charge imposed by the applicable vendors.

12.6.  Effect of Termination/Survival of Selected Provisions

(a) In the event of the bankruptcy of EDS pursuant to the Bankruptcy Act and an attendant rejection of this Agreement or any license or assignment granted hereunder pursuant to Section 365 thereof, the parties intend that the provisions of the Bankruptcy Act shall apply and Equifax shall be entitled to retain possession of all Embodiments of Intellectual Property delivered to it by EDS under this Agreement and to the extent permitted by law, retain the license rights granted thereunder, subject to the obligations to pay royalties and fees hereunder.

(b) Notwithstanding the expiration or earlier termination of the Services, the Agreement or any Transaction Document for any reason however described, the following Sections of the Agreement shall survive any such expiration or termination: Section 8.4(b), Section 10, Section 11, Section 12.4, Section
                  --------------  ----------  ----------  ------------  -------
     12.5, Section 12.6, Section 13, Section 14, Section 15, Section 16.1 and
     ----  ------------  ----------  ----------  ----------  ------------
     Section 17.  Upon termination or expiration of the Master Agreement, all
     ----------
     rights and obligations of the Parties under this Master Agreement and the Transaction Documents will immediately cease and terminate (except for the rights and obligations under those Sections specifically designated to survive in this Section 12.6).
                     -------------

13.  LIABILITY

13.1.  Liability Caps

(a)  Except as provided in Section 13.2, the liability of EDS to Equifax arising
                           ------------
     out of or resulting from the performance or non-performance by EDS and its subcontractors of the Services and its obligations under the Agreement shall be limited to "Direct Damages" incurred by Equifax for each event which is the subject matter of a claim or cause of action. Except as provided in Section 13.2, each Transaction Document shall contain a
                 ------------
     provision setting the cap on the aggregate liability of EDS for Direct Damages pursuant to such Transaction Document (the "EDS Direct Damages Cap"). The sum of the EDS Direct Damages Caps set forth in the Transaction Documents shall constitute the "EDS Aggregate Direct Damages Cap."
                                     --------------------------------
(b)  Except as provided in Section 13.2, the liability of Equifax to EDS arising
                           ------------
     out of or resulting from the performance and non-performance of its obligations under the Agreement (including the Transaction Documents) shall be limited in all cases to Direct Damages which in the aggregate shall not exceed the amounts payable by Equifax upon a termination for convenience under Section 12.1(c) including Wind-Down Expenses (the "Equifax Direct
           ---------------                                    --------------
     Damages Cap").  The EDS Direct Damages Cap and the Equifax Direct Damages
     -----------
     Cap are herein collectively called the "Direct Damages Caps".
                                             -------------------

13.2.  Exclusions

Notwithstanding Section 13.1, the Direct Damages Caps (the limitations on the
                ------------
types and amounts of damages set forth in Section 13.1) will not apply to (a)
                                          ------------
failure to pay charges for the Services that are due and payable under the Transaction Documents up to the effective date of the early termination of such Transaction Documents (but the Direct Damages Cap will apply to payments due and payable by Equifax upon a termination by Equifax for convenience under Section
                                                                       -------
12.1(c) or upon a termination by EDS pursuant to Section 12.2); (b) Losses
-------                                          ------------
covered under the Party's indemnification obligations to others pursuant to

Section 14; (c) Losses arising from a violation of the confidentiality
----------
provisions of Section 11; (d)  Losses incurred by Equifax caused by or arising
              ----------
out of the intentional misconduct or gross negligence of the other Party in the performance or failure of performance of its obligations under the Agreement;
(e) amounts payable by EDS under the force majeure provisions of Section 17.3 of
                                                                 ------------
the Agreement; and (f) amounts payable to Equifax under Section 9.10 (Other
                                                        ------------
Credits).

13.3.  Direct Damages

Unless specifically provided to the contrary in the Agreement (including, without limitation, Section 13.2), neither party shall have any liability
                    ------------
whether based on contract, tort (including, without limitation, negligence), warranty, guarantee or any other legal or equitable grounds to the other party for any damages other than Direct Damages. "Direct Damages" mean actual, direct
                                             --------------
damages incurred by the claiming Party which include, by way of example but without limitation, (a) the costs of cover incurred by the Equifax Group to obtain services which are the same as or substantially similar to the Services,
(b) the costs to correct any deficiencies in the Services rendered by EDS, (c) the costs incurred by the Equifax Group to transition to another provider of information management and communication services and/or to take some or all of such functions and responsibilities in-house, (d) the difference in the amounts to be paid to EDS hereunder and the charges to be paid to such other provider and/or the costs of providing such functions, responsibilities and tasks in-house, (e) the Service Credits, and (f) similar damages, but "Direct Damages" shall not include (i) loss of interest, profit or revenue of the claiming Party or (ii) incidental, consequential, special, exemplary, punitive, multiple or indirect damages suffered by the claiming Party (except as the damages described in (i) and (ii) are included as a part of the Termination Charge, Change of Control Termination Charge and the Service Credits or as otherwise provided for in the Agreement), even if such Party has been advised of the possibility of such losses or damages.

13.4.  Dependencies

In no event will EDS or its subcontractors be liable for any damages if and to the extent caused by the failure of Equifax and/or its contractors to perform its responsibilities hereunder. However, for the purposes of this Section 13.4,
                                                                   ------------
neither EDS nor its subcontractors nor the Third Party Providers shall be considered a contractor of

Equifax. Further, neither Equifax nor its contractors shall be liable for any damages if and to the extent caused by any failure to perform by EDS or its subcontractors.

13.5.  Remedies

At its option, Equifax may seek all remedies available to it under law and in equity including, without limitation, injunctive relief in the form of specific performance to enforce the Agreement and/or actions for damages, or recover as liquidated damages the Service Credits, subject to the limitations and provisions specified in this Section 13. If EDS's provision of the Services is
                             ----------
such that EDS would otherwise owe Equifax a Service Credit and Equifax elects to recover Service Credits, Equifax's recovery of Service Credits shall constitute acknowledgment by Equifax of full satisfaction and release of any claim by Equifax that EDS has breached its obligations under the Agreement with respect to any such event(s) giving rise to the Service Credits. However, within nine
(9) calendar months of the receipt of any Service Credits Equifax received with respect to any action or inaction by EDS upon which Equifax is basing termination for cause under Section 12.1(a) or termination for persistent
                            ---------------
breaches under Section 12.1(b), Equifax may return such Service Credits and
               ---------------
pursue a damage claim against EDS, if any such claim exists.

14.  INDEMNITIES

14.1.  Indemnity by EDS

EDS will indemnify and hold each Equifax Indemnitee harmless from and against any and all Losses incurred by any of them arising from or in connection with:

(a) any Claims of infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, or similar property right conferred by contract or by common law or by any law of any country or any state alleged to have been incurred because of or arising out of any aspect of the Services (including without limitation any information technology, information management and communications services, equipment, software or other resources) provided by EDS and/or its subcontractors in its performance of the Services. However, EDS will have no obligation with respect to any Losses to the extent arising from or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services committed by an Equifax Indemnitee or any employee of an Equifax Indemnitee that is not the result of EDS failing to perform its obligations under the Agreement including, without limitation, obtaining any Required Consent for which it has responsibility. Further, EDS will have no obligation with respect to any Losses to the extent arising out of or in connection with an Equifax Indemnitee's modification of a program or a machine provided by EDS and/or its subcontractors, or an Equifax Indemnitee's combination, operation or use of the services, equipment, software or other resources provided by EDS and/or its subcontractors with devices, data, programs or other resources not furnished by, through or at the specification of EDS or its subcontractors;

(b) any Claims, however described, accruing on or after the Commencement Date of a Transaction Document (i.e., not arising or resulting from a breach by the Equifax Group before such Commencement Date) regarding any Third Party Agreements, (including without limitation, failure to obtain Required Consents or arising from EDS's exercise of its rights to terminate, modify or change the Third Party Agreements pursuant to Section 8.3(b)) allocable
                                                      ---------------
     to such Transaction Document. However, EDS will have no obligation with respect to any Losses to the extent arising out of or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services (i) committed by any Equifax Indemnitee or any employee of an Equifax Indemnitee that is not the result of EDS's failing to perform its obligations under the Agreement including, without limitation, obtaining any Required Consent for which it has responsibility or (ii) to the extent arising out of or resulting from Equifax's failing to perform its obligations under the Agreement;

(c) any Claims for personal injuries, death or damage to tangible personal or real property of third parties including employees of EDS, and its subcontractors caused by the negligence or willful misconduct of EDS, its employees, Affiliates or subcontractors. However, EDS will have no obligation under this part, to the extent the same arise out of or in connection with the negligence or willful misconduct of a member of the Equifax Group;

(d) any Claims for violation of any environmental laws or regulations arising out of the Agreement or as a result of the Services performed at the Facilities, the Data Center or the Equifax sites or locations to the extent EDS or its subcontractors has caused the environmental damage or violation of the environmental laws or regulations from which the Claim arises;

(e) any Claims directly attributable to EDS's decision to request that Equifax cancel, substitute, terminate, change, add or breach any Third Party Agreement and Equifax's assent to and compliance with such decision and any Losses incurred by Equifax associated with such decision by EDS and compliance by Equifax;

(f) any Claims for any amounts, including, without limitation, taxes, interest and penalties assessed against Equifax which are obligations of EDS under the Agreement;

(g) any Claims for penalties, interest and other charges imposed by a taxing authority (except the actual taxes payable by Equifax under the terms of the Agreement) arising out of or resulting from EDS's issuing an incorrect invoice or other information provided to Equifax in writing regarding its charges to Equifax for the Services to Equifax; and

(h) any Claims by any Affected Employees arising out of or resulting from their employment, or the termination of their employment, with EDS or its Affiliates and subcontractors, except to the extent any such claim arises from a wrongful act of the Equifax group or its contractors.

In the event and to the extent that a Claim is made against an Equifax Indemnitee by an employee of EDS and/or its subcontractors providing services, products and/or software hereunder, the Parties agree that EDS shall indemnify and hold harmless the Equifax Indemnitee to the same extent as if the Claim was made by a non-employee of EDS and/or its subcontractors. EDS's indemnification obligations hereunder shall be primary and immediate. Accordingly, in addition to other provisions herein, and in order to render the Parties' intent and this indemnification agreement fully enforceable, EDS, in an indemnification claim hereunder, expressly and without reservation waives any defense or immunity it may have under any applicable workers' compensation law(s) or any other statute or judicial decision disallowing or limiting such indemnification and consents to a cause of action for indemnity. This waiver and consent to indemnification is made irrespective of and specifically waiving any defense or immunity under any statute or judicial decision.

14.2.  Indemnity by Equifax

Equifax will indemnify and hold harmless each EDS Indemnitee from and against any and all Losses incurred by EDS arising from or in connection with:

(a) any Claims of infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, or similar property right conferred by contract or by common law or by any law of any country or any state alleged to have been incurred because of or arising out of any equipment, materials and other resources (including without limitation information technology, information management and communications services equipment, software or other resources) provided to EDS by the Equifax Group in connection with the performance of the Services. However, Equifax will have no obligation with respect to any Losses to the extent arising out of or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services, committed by a EDS Indemnitee or any employee of a EDS Indemnitee that is not the result of the Equifax Group's failing to perform its obligations under the Agreement. Further, Equifax will have no obligation with respect to any Losses to the extent arising out of or in connection with a EDS Indemnitee's modification of a program or a machine provided by a member of the Equifax Group, or a EDS Indemnitee's combination, operation or use of the equipment, software or other resources provided by the Equifax Group with devices, data, programs or other resources not furnished by the Equifax Group;

(b) any Claims accruing before the effective date or after the termination date of a Transaction Document regarding any Third Party Agreements between members of the Equifax Group and a third party covered by such Transaction Document, but not including Claims arising or resulting from EDS failing to perform its obligations under the Agreement, including without limitation, obtaining any Required Consent for which it has responsibility;

(c) any Claims for amounts, including, without limitation, taxes, interest and penalties assessed or claimed against EDS which are obligations of Equifax under the Agreement;

(d) any Claims for personal injuries, death or damage to tangible personal or real property of third parties including employees of the Equifax Group caused by the negligence or willful misconduct of the Equifax Group or their employees; provided that Equifax will have no obligation, under this part, to the extent the same arise out of or in connection with the negligence or willful misconduct of EDS or its Affiliates or subcontractors;

(e) any Claims arising out of or resulting from the operations of the Equifax Group to the extent such Claims do not arise out of a breach of the Agreement by EDS and are not the subject of a specific indemnity provided to Equifax by EDS in Section 14.1. However, Equifax will have no
                          ------------
     obligation under this item, to the extent the Claims arise out of or result from the negligence or willful misconduct of EDS or its Affiliates or subcontractors;

(f) any Claims for any violation of environmental laws or regulations arising out of the Services performed at the Facilities or Data Center or other Equifax Group sites or locations, except to the extent that EDS or its Affiliates or subcontractors has caused the environmental damage or violation of the environmental laws or regulations from which the Claim arises; and

(g) any Claims by any Affected Employees arising out of or resulting from their employment, or the termination of their employment, with Equifax except to the extent any such Claim arises from a wrongful act of EDS or its Affiliates or subcontractors.

In the event and to the extent that a Claim is made by an employee of a member of the Equifax Group against a EDS Indemnitee, the Parties agree that Equifax shall indemnify and hold harmless the EDS Indemnitee to the same extent as if the Claim was made by a non-employee of the members of the Equifax Group. Equifax's indemnification obligations hereunder shall be primary and immediate. Accordingly, in addition to other provisions herein, and in order to render the Parties' intent and this indemnification agreement fully enforceable, Equifax, in an indemnification Claim hereunder, expressly and without reservation waives any defense or immunity it may have under any applicable workers' compensation law(s) or any other statute or judicial decision disallowing or limiting such indemnification and consents to a cause of action for indemnity. This waiver and consent to indemnification is made irrespective of and specifically waiving any defense or immunity under any statute or judicial decision.

14.3.  Employment Actions

It is agreed that EDS shall be solely and exclusively responsible for personnel decisions affecting EDS's employees, subcontractors and agents (including, without limitation, hiring, promotions, training, compensation, evaluation, discipline, and discharge). Equifax shall be solely and exclusively responsible for personnel decisions affecting employees, contractors, and agents of the members of the Equifax Group (including, without limitation, hiring, promotion, training, compensation, evaluation, discipline and discharge).

14.4.  Exclusive Remedy

The indemnification rights of each Indemnified Party for third party Claims pursuant to Sections 14.1 and 14.2, shall be the sole and exclusive remedy of
            -------------     ----
such Indemnified Party with respect to each such third party Claim to which such indemnification relates.

14.5.  Indemnification Procedures

(a) Written notice shall be given to the Indemnifying Party if any Claim is commenced or threatened against any Indemnified Party. Such notice shall be given as promptly as practicable but in all events, within a period that will not prejudice the rights of the Indemnified Party under the Agreement to defend the Claim. After such notice, if the Indemnifying Party acknowledges in writing to the Indemnified Party that the Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled to take control of the defense and investigation of such Claim and to employ and engage attorneys of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnifying Party must deliver written notice of its election of taking such control of the Claim to the Indemnified Party not fewer than ten (10) days prior to the date on which a response to such Claim is due or such lesser period as is reasonable given the nature of the Claim and the notice and response time permitted by law or the facts and circumstances. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial, defense and settlement of such Claim and any appeal arising therefrom. The Indemnified Party may participate in such investigation, trial, defense and settlement of such Claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party, which consent will not be unreasonably withheld.

(b) After notice to the Indemnified Party of the Indemnifying Party's election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable for any legal expenses incurred thereafter in connection with the defense of that Claim by the Indemnified Party. If the Indemnifying Party does not promptly assume full control over and diligently pursue the defense of a Claim as provided in this Section 14.5,
                                                                  ------------
     the Indemnified Party shall have the right to defend, settle or otherwise resolve the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party, and the Indemnifying Party may participate in such defense, at its sole cost and expense. In no event shall any settlement of the Claim pursuant to this Section 14.5(b) require
                                                         ---------------
     the consent of the Indemnifying Party.

15.  INSURANCE AND RISK OF LOSS

15.1.  EDS Insurance

During the Term of the Agreement, EDS and each EDS subcontractor that provides or performs any of the Services shall maintain and keep in force, at its own expense, the following minimum insurance coverages and minimum limits:

(a) workers' compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of EDS and any EDS subcontractor that provides or performs any of the Services;

(b) employer's liability insurance, for employee bodily injuries and deaths, with a limit of [*] each accident;

(c) comprehensive or commercial general liability insurance, covering claims for bodily injury, death and property damage, including premises and operations, independent contractors, products, services and completed operations (as applicable to the Services), personal injury, contractual, and broad-form property damage liability coverages, with limits as follows:
     (1) occurrence/aggregate limit of [*] for bodily injury, death and property damage per occurrence and [*] combined aggregate; or (2) split liability, without aggregate limits, of (i) [*] injury per person; (ii) [*] for bodily injury per occurrence; and (iii) [*] per occurrence for property damage;

(d) comprehensive automobile liability insurance, covering owned, non-owned and hired vehicles, with limits as follows: (1) combined single limit of [*] for bodily injury, death and property

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

     damage per occurrence; or (2) split liability limits of (i) [*] for bodily injury per person; (ii) [*] for bodily injury per occurrence; and (iii) [*] for property damage;

(e) all-risk property insurance, on a replacement cost basis, covering the real and personal property of EDS which EDS is obligated to insure by the Agreement. Such real and personal property may include buildings, equipment, furniture, fixtures and supply inventory; and

(f)  errors and omissions insurance, with a limit of [*] per occurrence.

All such policies of insurance of EDS and its contractors and subcontractors shall provide that the same shall not be canceled nor the coverage materially modified without first giving thirty (30) days prior written notice thereof to Equifax. No such cancellation or material modification shall affect EDS's obligation to maintain the insurance coverages required by the Agreement. Equifax shall be named as an additional insured on the policies described in (c) and (d) above. All liability insurance policies shall be written on an "occurrence" policy form except for the policies described in (f) above which shall be on a "claims made" basis. Equifax shall be named as loss payee as its interest may appear on the property insurance policies of EDS. EDS shall be responsible for payment of any and all deductibles from insured claims under its policies of insurance. The coverage afforded under any insurance policy obtained by EDS pursuant to the Agreement shall be primary coverage regardless of whether or not Equifax has similar coverage. EDS and its subcontractors shall not perform under the Agreement without the prerequisite insurance. Upon Equifax's request, EDS shall provide Equifax with certificates of such insurance including renewals thereof. Unless previously agreed to in writing by Equifax, EDS and its subcontractors shall comply with the insurance requirements herein. The minimum limits of coverage required by the Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies. If EDS or its subcontractors fail to comply with any of the insurance requirements herein, upon written notice to EDS by Equifax and a [*] cure period, Equifax may, without any obligation to do so, procure such insurance and EDS shall pay Equifax the cost thereof plus a reasonable administrative fee as designated by Equifax. The maintenance of the insurance coverages required under the Agreement shall in no way operate to limit the liability of EDS to Equifax under the provisions of the Agreement.

The Parties do not intend to shift all risk of loss to insurance. The naming of Equifax as additional insured is not intended to be a limitation of EDS's liability and shall in no event be deemed to, or serve to, limit EDS's liability to Equifax to available insurance coverage or to the policy limits specified in this Section 15,1 nor to limit Equifax's rights to exercise any and all remedies
     ------------
available to Equifax under contract, at law or in equity.

15.2.  Risk of Property Loss

EDS and Equifax each shall be responsible for damages to their respective tangible personal or real property (whether owned or leased), and each Party agrees to look only to their own insuring arrangements (if any) with respect to such damages.

15.3.  Mutual Waiver of Subrogation

EDS and Equifax waive all rights to recover against each other for any loss or damage to their respective tangible personal property (whether owned or leased) from any cause covered by insurance maintained by each of them, including their respective deductibles or self-insured retentions. EDS and Equifax will cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each Party; provided, however, Equifax shall give EDS written notice if a waiver of subrogation is unobtainable, or obtainable only at additional expense. If EDS upon receipt of such notice agrees to reimburse Equifax for such additional expense, Equifax shall obtain such waiver of subrogation. If a waiver is unobtainable or EDS elects not to pay the additional expense of a waiver, then neither Equifax nor its insurers shall waive such subrogation rights.

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

16.  DISPUTE RESOLUTION

16.1.  Dispute Resolution Procedures

(a) Any dispute between the Parties either with respect to the interpretation of any provision of the Agreement or with respect to the performance by EDS or by Equifax hereunder shall be resolved as specified in this Section
                                                                    -------
     16.1.

(i) Upon the written request of either Party to the other Party, a dispute shall be submitted to the Integrated Planning Team for resolution.

(ii) The Integrated Planning Team shall meet as often as necessary to gather and furnish to each Party all information with respect to the matter in issue which is appropriate and germane in connection with its resolution.

(iii) The Integrated Planning Team shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto.

(iv) During the course of such negotiation, all reasonable requests made by one Party to the other for nonprivileged information reasonably related to the Agreement, will be honored in order that each Party may be fully advised of the other Party's position.

(v) The specific format for such discussions will be left to the discretion of the Integrated Planning Team, but may include the preparation of agreed upon statements of fact or written statements of position furnished by each Party to the other Party.

(b)  If the Integrated Planning Team does not resolve the dispute within fifteen
     (15) days after the date of receipt by the other Party of a request to submit the dispute to the Integrated Planning Team as described in Section
                                                                        -------
     16.1(a)(i) (the "Notice"), then the dispute shall be escalated to an
     ----------
     officer of Equifax and an officer of the EDS Electronic Business Unit, for their review and resolution within thirty (30) days after the receipt of the Notice.

(c)  If the officers referred to in Section 16.1(b) do not resolve the dispute
                                    ---------------
     within thirty (30) days after the receipt of the Notice, then the dispute shall be escalated to the President of Equifax and the President of the EDS Electronic Business Unit for their review and resolution within forty-five
     (45) days after the original receipt of the Notice.

(d)  If the dispute is not resolved by the Parties' Presidents within forty-five
     (45) days after the receipt of the Notice, the dispute will be finally settled by binding arbitration conducted in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association then in effect. Either Party may give the other Party notice, in accordance with Section 17.10, of its submission of such dispute to
                     -------------
     arbitration. Such notice shall also be given in accordance with the Rules, to the extent that the Rules are inconsistent with or supplement this notice requirement. Such arbitration shall take place in Tampa, Florida, United States of America, before a single arbitrator. The Parties will agree upon the selection of a particular arbitrator as soon as reasonably practical after the notice described in this Section 16.1(d) is given, but
                                                  ---------------
     failing such agreement within thirty (30) days of such notices, the arbitrator will be selected in accordance with the Rules. All issues in the arbitration will be decided in accordance with Florida law and any applicable federal law.

          The determinations of the arbitrator will be final and binding upon the Parties to the arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrator shall be requested to set forth the grounds for his or her decision in the award.

          All proceedings before the arbitrator shall be conducted in the English language. All documents and papers submitted to the arbitrator shall be in the English language or accompanied by a competent English language translation thereof.

          With the exception of applications to courts of competent jurisdiction for injunctive relief, the Parties stipulate that the submission of disputes to arbitration as provided in this Section 16.1, and arbitration pursuant thereto, shall be a condition precedent to any suit, action or proceeding instituted in any court or before any administrative tribunal with respect to such dispute. The arbitration provisions hereof shall, with respect to any dispute arising out of the Agreement or any Transaction Document, survive the termination or expiration of the Agreement and any Transaction Document.

          Both Parties agree to continue performing their respective obligations under the Agreement and each Transaction Document while any dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof, or unless otherwise directed by Equifax.

          The Parties shall use their best commercial efforts to set the date of the arbitration within sixty (60) days after selection of the arbitrator but in no event shall the arbitration be set more than ninety (90) days after selection of the arbitrator. Discovery as permitted by the Federal Rules of Civil Procedure then in effect will be allowed in connection with the arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrator.

          The decision or award of the arbitrator shall be rendered within fifteen (15) days after the conclusion of the presentation to and hearing by the arbitrator. The decision or award of the arbitrator shall be final, binding and non-appealable by the Parties.

          Each Party shall bear its own arbitration costs and expenses and all other costs and expenses of the arbitration shall be divided equally between the Parties; provided, however, the arbitrator may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates.

Notwithstanding anything to the contrary in this Section 16.1(d), the Integrated
                                                 ---------------
Planning Team shall have the authority to stay the time periods set forth in this Section 16.1 upon unanimous vote of its members to take such action.
     ------------

(e)  Notwithstanding any other provision of this Section 16.1, either Party may
                                                 ------------
     resort to court action for injunctive relief at any time if the dispute resolution processes set forth in this Section 16.1 would permit or cause
                                            ------------
     irreparable injury to such Party or any third party claiming against such Party, due to delay arising out of the dispute resolution process.

16.2.  Continued Performance

The Parties agree to continue performing their respective obligations under the Agreement (including the Transaction Documents) while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of the Agreement.

17.  GENERAL

17.1.  Relationship of Parties

(a) The Agreement (including the Transaction Documents) shall not be construed as constituting either Party as partner of the other Party or to create any other form of legal association that would impose liability upon one Party for the act or failure to act of the other Party, or as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other Party, except as provided in Section 8.3.
                                                                  -----------
     Each Party shall be responsible for the management, direction and control of the employees of such Party and such employees shall not be employees of the other Party.

(b) Each Party will submit to the other Party all advertising, written sales promotion, press releases and other publicity matters relating to the Agreement in which the other Party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied, and will not publish or use such advertising, sales promotion, press releases, or publicity matters without prior written approval of the other Party.

17.2.  Entire Agreement, Updates, Amendments and Modifications

The Agreement (including the Transaction Documents) constitutes the entire agreement of the Parties with regard to the Services and matters addressed therein, and all prior agreements, letters, proposals, discussions and other documents regarding the Services and the matters addressed in the Agreement (including the Transaction Documents) are superseded and merged into the Agreement (including the Transaction Documents). Updates, amendments and modifications to the Agreement including the Transaction Documents may not be made orally, but shall only be made by a written document signed by both Parties. Any terms and conditions varying from the Agreement (including the Transaction Documents) on any order or written notification from either Party shall not be effective or binding on the other Party.

17.3.  Force Majeure

(a) Neither Party shall be liable for any default or delay in the performance of its obligations hereunder if and to the extent and while such default or delay is caused, directly or indirectly, by a Force Majeure Event.

(b) If a Force Majeure Event occurs, the nonperforming Party will be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will immediately notify the other by telephone and describe at a reasonable level of detail the circumstances causing such delay (to be confirmed in writing within twenty-four (24) hours after the inception of such delay).

(c) If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services under any Transaction Document necessary for the performance of the critical functions of the Equifax users of such Services for more than [*] consecutive days, then at Equifax's option:

(i) Equifax may procure such Services from an alternate source. EDS will directly and timely pay the alternate source the full amount charged by such alternate source for the provision of such Services to Equifax until such time as EDS is able to restore the Services and meet the Performance Standards, but in no event for more than [*] days; and

(ii) Until such time as EDS has restored the Services in full, Equifax may terminate the Transaction Document as of a date specified by Equifax in a written notice of termination to EDS, and Equifax will pay all Monthly Charges due and

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.

     payable through the termination date. If Equifax elects such termination, Equifax shall not be obligated to pay any other termination or other fees, however described, to EDS, except charges for Services Transfer Assistance (but Equifax will not be liable for Termination Charges or Wind-down Expenses).

(d)  This Section 17.3 does not limit or otherwise affect EDS's obligation to
          ------------
     provide Disaster Recovery Services in accordance with Section 3.3 and the
                                                           -----------
     Schedules to each Transaction Document In the event of a Force Majeure Event affecting Equifax, this Section 17.3 will not limit or otherwise
                                   ------------
     relieve Equifax's obligation to pay any monies due EDS under the terms of the Agreement, except as provided in Section 17.3(c)(ii) and Section 3.3.
                                          -------------------     -----------

17.4.  Nonperformance

Except as otherwise provided in the Agreement, to the extent any nonperformance by either Party of its nonmonetary obligations under the Agreement results from or is caused by the other Party's failure to perform its obligations under the Agreement, such nonperformance shall be excused.

17.5.  Waiver

No waiver of any breach of any provision of the Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof.

17.6.  Severability

If any provision of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the Parties' original intentions as nearly as possible in accordance with applicable law(s).

17.7.  Counterparts

The Agreement shall be executed in counterparts. Each such counterpart shall be an original and together shall constitute but one and the same document.

17.8.  Governing Law

The Agreement and any and all claims and disputes arising out of or in connection with or related to the relationships and arrangements between the Equifax Group and EDS described in the Agreement will be governed by and construed in accordance with the laws of the State of Florida.

17.9.  Binding Nature and Assignment

The Agreement will be binding on the Parties and their respective successors and permitted assigns. Except as provided in this Section 17.9, neither Party may,
                                               ------------
or will have the power to, assign the Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, except that Equifax may assign its rights and obligations under the Agreement to an Affiliate which expressly assumes its obligations and responsibilities hereunder, without the approval of EDS. The assigning Party shall remain fully liable for and shall not be relieved from the full performance of all obligations under the Agreement. Any attempted assignment that does not comply with the terms of this Section 17.9 shall be null and void. If Equifax assigns
                       ------------
its rights or obligations to an Affiliate in accordance with the Agreement, Equifax shall provide written notice thereof to EDS together with a copy of the assignment document, within three (3) business days after such assignment.

17.10.  Notices

(a) Whenever one Party is required or permitted to give notice to the other Party under the Agreement, such notice will be in writing unless otherwise specifically provided herein and will be deemed given when delivered by hand, one (1) day after being given to an express courier with a reliable system for tracking delivery, or five (5) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, or when sent if delivered by facsimile, with confirmation of delivery by the sending machine.

(b)  Notifications will be addressed as follows:

     For termination, breach or default under a Transaction Document, notify:

     In the case of EDS:                               with a copy to:

     EDS Project Executive                             EDS Co-Chairman of the
                                                       Integrated Planning Team,

     Electronic Business - Card Processing             Electronic Business - Card
       Services                                          Processing Services
     5400 Legacy Drive, Mail B1-1A-46                  5400 Legacy Drive, Mail B1-1A-46
     Plano, TX  75024                                  Plano, TX  75024

     Facsimile:  (972) 604-3180                        Facsimile:  (972) 604-3180

     In the case of Equifax:                           with a copy to:

     Equifax Project Executive                         Equifax Co-Chairman of the
                                                       Integrated Planning Team

     Equifax Payment Services, Inc.                    Equifax Payment Services, Inc.
     11601 North Roosevelt Blvd.                       11601 North Roosevelt Blvd.
     St. Petersburg, FL  33716                         St. Petersburg, FL  33716

     Facsimile:  (727) 570-4991                        Facsimile:  (727) 570-4991

Either Party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

17.11.  No Third Party Beneficiaries

The Parties do not intend, nor will any Section hereof be interpreted, to create for any third party beneficiary rights with respect to either of the Parties, except each member of the Equifax Group shall be a third party beneficiary under the Agreement, and the third parties identified in Section 14 will have the
                                                   ----------
rights and benefits described in that Section.

17.12.  Other Documents

Upon request of the other Party, on or after the Effective Date and the Commencement Date(s) of any Transaction Documents and the effective dates of any amendments or revisions to any of the foregoing, each Party shall furnish to the other such certificate of its Secretary as shall evidence that the Agreement or any amendment or revision hereto has been duly executed and delivered on behalf of such Party.

17.13.  Consents and Approvals

The Parties agree that in any instance where a consent, approval or agreement is required of a Party in order for the other Party to perform under or comply with the terms and conditions of the Agreement, then such Party will not unreasonably withhold or delay such consent, approval or agreement and where consent, approval or agreement cannot be provided, the Party shall notify the other Party in a timely manner.

17.14.  Headings

All headings herein and the table of contents are not to be considered in the construction or interpretation of any provision of the Agreement. The Agreement was drafted with the joint participation of both Parties and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning thereof. In the event of any apparent conflicts or inconsistencies between the provisions of the Master Agreement, the Exhibits, the Transaction Documents, the Schedules or other attachments to the Master Agreement and Transaction Documents, such provisions shall be interpreted so as to make them consistent to the extent possible, and if such is not possible, the provisions of the Master Agreement shall prevail.

                                   Exhibit 2
                                   ---------
                                  Definitions

Acquired Customer Hardware      means the equipment purchased by EDS from Equifax, if any, listed on Schedule U to each Transaction Document for such Transaction Document.

Action                          means any legal proceeding initiated by one Party against the other Party whether in contract, tort, or any other form of action.

AD/M                            means both Applications Development and Applications Maintenance.

AD/M Projects                   means the Applications Development and Applications Maintenance performed during the Term through the production cutover date for the scheduled Projects and/or each New Service added during the Term requiring the performance of Applications
                                Development and Applications Maintenance by EDS.

Affected Employees              means the individuals set forth on Schedule N to a Transaction Document.

Affiliates                      means, with respect to a Party, any entity at any time Controlling, Controlled by or under common Control with such Party.

Agreement                       means this Master Agreement for Operations Support Services Agreement and the
                                forms of Exhibits and Schedules referenced herein and each Transaction Document referencing the Master Agreement for Operations Support Services and the Pricing
                                Supplement and Schedules referenced therein.

Annual Adjustment               has the meaning set forth in Schedule J to each Transaction Document for such
                                Transaction Document.

Annual Adjustment Factor        has the meaning set forth in Schedule J to each Transaction Document for such
                                Transaction Document.

Applications Development        means the programming of any new applications software, and changes or enhancements to existing Applications Software.  Programming effort shall include the pre and post development analysis, planning, design, coding, testing, installation, provision of a single set of program and training documentation per Applications Software program and training necessary to complete the task.

Applications Development        means the pre and post development analysis, planning, design, coding, testing,
 Methodology                    installation, provision of a single set of program and training documentation per Application Software program and training necessary to complete the task.

Applications Maintenance        means defect identification and provision of fixes, and installation of those fixes and updates for the Applications Software provided by the Applications
                                Software vendors as part of normal maintenance service for the Applications
                                Software for which there is no charge by such vendors in addition to periodic maintenance charges (if any) and defect identification, provision of fixes and installation of those fixes and updates for Applications Software for which there is no generally commercially available maintenance support.


Applications Software           means those programs and programming, including all supporting documentation and media, that perform specific user related data processing, data management and telecommunications tasks, including updates, enhancements, modifications, releases and Derivative Works thereof.  Applications Software as of the
                                Commencement Date is listed in Schedule A to each Transaction Document for such
                                Transaction Document, which Schedule shall be updated pursuant to Section 8.1 during the term of each Transaction Document to reflect the then-current
                                Applications Software.

Applications Software -         means the Applications Software listed on Schedule A to each Transaction
EDS                             Document for such Transaction Document under such heading, provided or to be provided by EDS.

Applications Software -         means the Applications Software listed on Schedule A to each Transaction
Equifax                         Document for such Transaction Document under such heading, provided or to be provided by Equifax.

Authorized User                 means an person or entity authorized by Equifax to use the Services, including without limitation the System.

Business and Operations         means a written plan describing Equifax's Services requirements in support of
 Support Plan                   Equifax Business.

Cable or Cabling                means the wires or cables that interconnect Machines and/or connect a Machine to a facility connection point.

Change Control Process          means a written process for controlling all changes to the activities, processes, and operations comprising the Services and to the Agreement
                                (including the Transaction Documents).

Change of Control               means the transfer of the Control of a Party from the persons or persons who hold such control on the Effective Date to another person or persons, but shall not include a transfer of the Control of a Party to an Affiliate of such Party.

Change of Control Termination   means the fee to be paid by Equifax upon a termination of a Transaction Document
 Charge                         pursuant to Section 12.1(e) as set forth in Schedule J to each Transaction
                                Document for such Transaction Document.

Change Request                  means a written request to make a change to the Agreement (including the
                                Transaction Document).

Change Request Form             means the written document supporting a Change Request and that describes the change, the rationale for the change, and the effect that the change will have, as described further in Section 6.3.

Claim                           means any civil, criminal, administrative, or investigative action or proceeding commenced or threatened by a third party.

Code                            means computer programming code, including source and object code.

Commencement Date               means the date set forth in each Transaction Document for the start of the
                                Services covered by such Transaction Document.


Company Information             means collectively the Confidential Information and Trade Secrets of a Party.
                                Company Information also includes information which has been disclosed to such
                                Party by a third party, which Party is obligated to treat as confidential or secret.

Confidential Information        means with respect to a Party, any and all proprietary business information of the disclosing Party and/or of third parties in the possession of the disclosing
                                Party treated as secret by the disclosing Party (that is, it is the subject of efforts by the disclosing Party that are reasonable under the circumstances to maintain its secrecy) that does not constitute a Trade Secret (defined below), including, without limitation, any and all proprietary information in the possession of such disclosing Party of which the receiving Party becomes aware as a result of its access to and presence at the other Party's facilities.

Contract Year                   means each twelve (12) calendar month period beginning January 1 of each calendar year during the Term.

Controlling, Controlled or      means possessing, directly or indirectly, the power to direct or cause the
 Control                        direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

Data Center                     means the data center from which the Services are provided located in the
                                Facilities as set forth in each Transaction Document.

Derivative Work                 means a work based on one or more pre-existing works, including without limitation, a condensation, transformation, expansion or adaptation, which would constitute a copyright infringement if prepared without authorization of the owner of the copyright of such pre-existing work.

Develop                         means develop, create, modify or personalize.

Direct Damages                  has the meaning given in Section 13.3.

Direct Damages Caps             has the meaning given in Section 13.1.

Disabling Code                  means Code which could have the effect of disabling or otherwise shutting down one or more software programs or systems and/or hardware or hardware systems.

Disaster Recovery Services      means the Disaster Recovery services described in Schedule G to each Transaction
                                Document for such Transaction Document.

EDS Code                        means Code Developed by EDS and/or its subcontractors but not as part of the
                                Services, but used to provide the Services, which code does not constitute a
                                Derivative Work of any software owned by the Equifax Group, EDS or their respective Affiliates, contractors or subcontractors.

EDS Derivative Code             means Code Developed by EDS and/or its subcontractors which constitutes
                                Derivative Works of software for which the copyright is owned by EDS, its
                                Affiliates or its subcontractors.

EDS Indemnitee                  means EDS and its Affiliates that are a party to a Transaction Document and their respective officers, directors, employees, agents, successors, and assigns.


EDS Interfaces                  means Code and/or literary works of authorship created by EDS and/or its subcontractors but not as part of the Services, but used to provide the
                                Services, and interface or describe and instruct regarding the interface, between and among Applications Software and the Systems Software, which does not constitute a Derivative Work of any software or literary works of authorship owned by the Equifax Group, EDS, or their respective Affiliates, contractors or subcontractors, including without limitation, user manuals, charts, graphs and other written documentation, and machine-readable text and files.

EDS Machines                    means the computer equipment, peripheral devices, storage media, Cabling, connectors, extenders and other equipment (however described) including without limitation, the Acquired Customer Hardware upon consummation of the sale of such hardware and any modems, routers and termination boxes for the Network located in the Facilities and other Equifax Group sites, including without limitation
                                Data Center and at the Network Locations, used from time to time by EDS to perform and deliver the Services and fulfill its obligations under the
                                Agreement.  The EDS Machines as of the Commencement Date are listed on Schedule
                                D to each Transaction Document for such Transaction Document, which Schedule shall be updated pursuant to Section 8.1 during the term of each Transaction
                                Document to reflect the then-current EDS Machines.

EDS Software                    means the Applications Software-EDS, Systems Software-EDS and any and all other computer software specifically identified during the term of each Transaction
                                Document in each such Transaction Document as being provided for Equifax's use in connection with the Services.

EDS Works                       means literary works of authorship (other than Code) Developed by EDS, its
                                Affiliates and/or its subcontractors but not as part of the Services, but used to provide the Services, including without limitation user manuals, charts, graphs and other written documentation and machine-readable text and files.

Effective Date                  means the date set forth on the initial page of the Master Agreement.

End User Machines               means all work stations, terminals, printers, fax machines, and associated peripheral equipment used by end users and described in a Schedule to each
                                Transaction Document for such Transaction Document, whether stationary or mobile equipment used by end users, but does not include the work stations being used by EDS personnel in connection with the scheduled Projects or the Equifax
                                Provided Hardware located in the Equifax data center.

Equifax Business                means the businesses engaged in by the Equifax Group.

Equifax Code                    means Code Developed by EDS and/or its subcontractors independently or jointly with the Equifax Group and/or their contractors, as part of the Services.

Equifax Derivative Code         means Developed Code which constitutes Derivative Work of software for which the copyright is owned by the Equifax Group and/or their contractors, excluding EDS.

Equifax Group                   means individually and collectively Equifax and its existing and future
                                Affiliates that are using and/or receiving any portion of the Services.
Equifax Indemnitee              means each member of the Equifax Group and its respective officers, directors, employees, agents, successors, contractors, and assigns.



Equifax In-Scope                means all functions, responsibilities, tasks and activities that are described
Operations                      in the Agreement and each Transaction Document (including the Schedules thereto)
                                that are currently performed by and/or are to be performed by EDS, including, without limitation, those performed for the Equifax Group by the Affected
                                Employees under each Transaction Document before they entered the employ of EDS.

Equifax Provided                means the computer equipment peripheral devices, storage media, Cabling,
Hardware                        connectors, the Data Network, the LAN, telephone equipment and other equipment
                                (however described) provided from time to time by the Equifax Group for use by
                                EDS to perform and deliver the Services and fulfill its obligations under the
                                Agreement.  The Equifax Provided Hardware as of the Commencement Date is listed on and/or referred to in Schedule C to each Transaction Document for such
                                Transaction Document, which schedule shall be updated pursuant to Section 8.1 during the term of each Transaction Document to reflect the then-current Equifax
                                Provided Hardware.

Equifax Provided Office         means the desks, chairs, filing cabinets, office cube partitions and other
 Furnishings                    office furniture (however, described) provided from time to time by the Equifax
                                Group for use by EDS to perform and deliver the Services and fulfill its obligations under the Agreement.  The Equifax Provided Office Furnishings as of
                                the Commencement Date are listed on and/or referred to in a Schedule to each
                                Transaction Document for such Transaction Document, which schedule shall be updated pursuant to Section 8.1 during the term of each Transaction Document to reflect the then-current Equifax Provided Office Furnishings.

Equifax Server                  shall have the meaning given in a Schedule to each Transaction Document for such
Configurations                  Transaction Document.

Equifax Software                means Applications Software-Equifax, Systems Software-Equifax and any and all
                                other computer software specifically identified during the term of each
                                Transaction Document in each such Transaction Document as being provided for
                                EDS' use in connection with the Services.

Equifax Works                   means literary works of authorship (other than Code) Developed by EDS and/or its subcontractors independently or jointly with the Equifax Group and/or its contractors, as part of the Services, including without limitation user manuals, charts, graphs and other written documentation, and machine-readable text and files.

Execution Date                  means the date of execution of a Transaction Document as set forth on the initial page thereof.

Extension Period                means a period of up to one (1) year for which the Services and/or Services
                                Transfer Assistance may be extended as described in Section 1.4.

Facilities                      has the meaning given in Schedule E to each Transaction Document for such
                                Transaction Document.


Force Majeure Event             means, individually, fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the
                                United States, strikes, lockouts, or labor difficulties or any other similar cause beyond the reasonable control of such Party, other than strikes, lockouts, or labor difficulties initiated by such Party's or its subcontractor's employees; and provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming Party through the use of alternate sources, work-around plans or other means.

Help Desk                       means the EDS help desk which is staffed by EDS to provide support to Equifax as described in Schedule E to each Transaction Document for such Transaction
                                Document.

Indemnified Party               means the Party having a right to be indemnified by the other Party under
                                Sections 14.1 and 14.2.

Indemnifying Party              means the Party that is obligated to provide indemnification under Sections 14.1 and 14.2.

Installations, Moves, Adds      means the installation of circuits, network hardware and software and network
 and Changes (IMACs)            end-user equipment at any Authorized User location, including testing to ensure network connectivity and proper operation.  "Move" means the physical disconnection of network equipment and services and, in some cases, the relocation to another site.  In most cases, this activity is coordinated with outside vendors, such as telephone company representatives, to ensure that all necessary components of the network are properly moved, and if appropriate reinstalled.  Recording of assets by decal and serial number is critical to the integrity of the move.  "Add" means the process of adding, expanding and possibly reconfiguring network systems.  This may involve circuits, circuit speeds or network equipment.  In some cases, network software would be affected.
                                After the process is complete, testing occurs to ensure that the final system is fully operational.  "Change" means the process of altering an existing network system or environment and could include network software upgrades and system or technology enhancements.  The change could be implemented by IBM or a third-party vendor, with testing occurring after the change to ensure network and systems integrity.

Integrated Planning Team        means a group of representatives designated by each Party to conduct the activities described in Sections 6.1 and 16.1.

Key Positions                   means the positions within the EDS account team under each Transaction Document, listed on Schedule T to each Transaction Document.

LAN Software - EDS              means the LAN Software listed on Schedule A under such heading, provided or to be provided by EDS.

LAN Software - Equifax          means the LAN Software listed on Schedule A to each Transaction Document for such Transaction Document under such heading, provided or to be provided by
                                Equifax.

Level One Support               has the meaning given in a Schedule to each Transaction Document for such
                                Transaction Document.


Level Three Support             has the meaning given in a Schedule to each Transaction Document for such
                                Transaction Document.

Level Two Support               has the meaning given in a Schedule to each Transaction Document for such
                                Transaction Document.

Listed Subcontractors           means EDS subcontractors approved by the Parties for engagement to provide a portion of the Services under a Transaction Document.

Local Area Network (LAN)        means all communications facilities and components that are used to transmit voice, image and data signals within a local area network and which initially consist of the communications facilities and components in use by Equifax immediately prior to the Commencement Date to provide local area network communications facilities to the Equifax Group as described in Schedule I to each Transaction Document for such Transaction Document, including without limitation the associated attachments, peripherals, features, software and accessories, communications lines and Cabling, including the wiring systems, at the locations specified in such Schedule.

Losses                          means all losses, liabilities, damages, penalties and claims (including taxes and all related interest and penalties incurred directly with respect thereto), and all related costs, expenses and other charges (including all reasonable attorneys' fees and reasonable costs of investigation, litigation, settlement, judgment, interest and penalties).

Machines                        means the EDS Machines and Equifax Provided Hardware.

Maintenance Release             means those Software fixes and updates provided by the Software vendors as part of normal maintenance service for the Software for which there is no charge by such vendors in addition to periodic maintenance charges, if any.

Materials                       means the Equifax Code, the Equifax Derivative Code, the Equifax Works, the EDS
                                Code, the EDS Derivative Code, the EDS Works and the EDS Interfaces.

Minimum Service Levels          means the minimum level of performance of the Services by EDS, performance below which will trigger the Service Credit and other mechanisms described in Schedule
                                O to each Transaction Document for such Transaction Document.

Monthly Charges                 has the meaning given in Schedule J to each Transaction Document for such
                                Transaction Document.

Network                         means the Data Network.

Network Locations               has the meaning given in Schedule I to each Transaction Document for such
                                Transaction Document.

Network Vendors                 means any third parties providing information communication services to Equifax which are accessed or will be accessed through the Network.

New Services                    means an additional function, responsibility or task under any Transaction
                                Document that requires resources for which there is no current Resource Unit
                                Baseline or charging methodology under such Transaction Document; that is, such function, responsibility, or task is not included in the Monthly Charges and is not charged separately under another methodology other than the New Services provision at Section 3.13.


Norm                            has the meaning given in Section 9.8(b).

Notice                          means a request to submit a dispute to the Integrated Planning Team as described in Section 16.1(a).

Parties                         means EDS and Equifax as detailed on the initial page of the Agreement.

Party                           means EDS or Equifax as detailed on the initial page of the Agreement.

[*]                             [*]

Performance Standards           means the service levels and performance responsibilities under which the
                                Services will be provided.  The Performance Standards are described in Schedule
                                O to each Transaction Document for such Transaction Document.

Performance Value               has the meaning given in Section 9.8(d).

Poll                            means to connect the Facilities to the other Equifax Group sites to retrieve data, perform downloads/updates and/or execute remote diagnostics.

Project Executive               means the individual designated by each Party as having overall management responsibility for the appointing Party's performance of the Agreement.

Project Manager                 means the individual designated by each Party as having primary management responsibility for the appointing Party's performance under a Transaction
                                Document.

Project(s)                      means the portion of the Services described in Schedule M to each Transaction
                                Document.

Required Consents               means any consents or approvals required to be obtained (a) to allow EDS to assume financial and/or support, operational, management and administrative responsibility for the Equifax Software, the Equifax Provided Hardware and the
                                Equifax Provided Office Furnishings in connection with the Services; (b) for the licensing, transfer and/or grant of the right to the Equifax Group to use the
                                EDS Software and EDS Machines as contemplated by the Agreement; and (c) for the
                                Equifax Group and EDS to have access to and use of the space, equipment, software and/or third party services provided under the Third Party Agreements in connection with the Services as contemplated by the Agreement.

Resource Unit                   has the meaning given in Schedule J to each Transaction Document for such
                                Transaction Document.

Resource Unit Baseline          means the baseline amount of certain resources utilized in providing the
                                Services as described in Schedule J to each Transaction Document for such
                                Transaction Document.

Service Credits                 means the amounts set forth in a Schedule to each Transaction Document to be credited to Equifax for EDS's failure to provide the Services in accordance with the Minimum Service Levels.

Service Employees               means EDS employees performing Services under the Agreement.

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.


Services                        means (i) the migration of the Equifax In-Scope Operations from the Equifax
                                Group to EDS pursuant to each Transaction Document, (ii) the performance of the
                                Equifax In-Scope Operations in accordance with each Transaction Document including the Schedules thereto, (iii) the performance of the Equifax In-Scope
                                Operations, including the functions, responsibilities, activities and tasks comprising the Equifax In-Scope Operations, as they may evolve and be supplemented and enhanced during the Term, and (iv) the providing transfer assistance to migrate the Equifax In-Scope Operations from EDS to Equifax or a third party services provider designated by Equifax.

Services Transfer               means assistance to transfer the Services from EDS to Equifax or its designee as
Assistance                      described in Section 12.5.

Similarly Situated              means EDS's customers with substantially the same mix and type of processing
Customers                       applications and systems resources utilization at similar or lesser volumes.

Software                        means EDS Software and Equifax Software.
Software Maintenance            means defect identification and fixes, and installation of those fixes and updates provided by software vendors as part of normal maintenance service for the Software including, without limitation, regulatory/statutory changes and version upgrades to Software.

System                          means the Machines, Software and Network provided under each Transaction
                                Document and the operating environment therefore.

Systems Software                means those programs and programming (including all supporting documentation and media) that perform tasks related to the functioning of the data processing, and telecommunication equipment which is used to operate the Applications Software or otherwise to support the provision of the Services by EDS under each
                                Transaction Document, whether or not licensed to EDS.  Systems Software includes, but is not limited to, operating systems, software utilities, data security software, data network software, communications monitors and data base managers.  Systems Software as of the Commencement Date is listed in Schedule B to each Transaction Document for such Transaction Document, which schedule shall be updated pursuant to Section 8.1 during the term of each Transaction Document to reflect the then current Systems Software.

Systems Software-EDS            means Systems Software listed in Schedule B to each Transaction Document for such Transaction Document under the heading "Systems Software-EDS", provided or to be provided by EDS.

Systems Software-Equifax        means the systems software and general purpose software such as the database creation and management software, utility software and applications development tools software listed in Schedule B to each Transaction Document for such
                                Transaction Document under such heading provided or to be provided by Equifax.

Term                            means the ten year period described in Section 1.3 and any extension and renewal term described therein.

[*]                             [*]

* Information omitted pursuant to Request for Confidential Treatment under Rule 406 of the Securities Act of 1933.


Third Party Agreements          means those contractual, leasing and licensing arrangements for which EDS has undertaken financial, management and/or administrative responsibility and pursuant to which a member of the Equifax Group receives any third party products, software and/or services in connection with the provision of the
                                Services.  Third Party Agreements to which one or more members of the Equifax
                                Group is a party are listed on Schedule F to each Transaction Document for such
                                Transaction Document, which schedule shall be updated pursuant to Section 8.1 during the term of each Transaction Document to reflect the then-current Third
                                Party Agreements.

Third Party Provider            means a business or entity other than a member of the Equifax Group or EDS that provides products, software and/or services under a Third Party Agreement, in support of the provision of the Services by EDS.

Trade Secrets                   mean with respect to a Party, information related to the services and/or business of the disclosing Party and/or of a third party which (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts by the disclosing Party that are reasonable under the circumstances to maintain its secrecy, including without limitation (i) marking any information clearly and conspicuously with a legend identifying its confidential or proprietary nature; (ii) identifying any oral presentation or communication as confidential immediately before, during or after such oral presentation or communication; or (iii) otherwise, treating such information as confidential or secret.  Assuming the criteria in sections (a)
                                and (b) above are met, Trade Secrets include, but are not limited to, technical and nontechnical data, formulas, patterns, compilations, computer programs and software, devices, drawings, processes, methods, techniques, designs, programs, financial plans, product plans, and lists of actual or potential Equifax's customers and suppliers.

Transaction Document            means each document executed by EDS with Equifax pursuant to the Master
                                Agreement, providing for the performance and delivery of a portion of the
                                Services to a specific site or group of sites.  The Schedules to each such document are listed in Exhibit 3.

Transition Period               means the mutually agreed period of time set forth in a Transition Plan.

Transition Personnel            means the personnel (or portions of time of the personnel) set forth in the
                                Transition Plan.

Transition Plan                 means a written plan setting forth the activities to be conducted by EDS during the transition of personnel and/or operations responsibilities as more fully described in Section 5.1(a).

Unit Rates                      has the meaning set forth in Schedule J to each Transaction Document for such
                                Transaction Document.

Version                         means those Software updates that generally add function to the existing
                                Software and may be provided by the Software vendors at a fee over and above the standard software maintenance costs.


Virus or Viruses                means computer instructions (i) that adversely affect the operation, security or integrity of a computing, telecommunications or other digital operating or processing system or environment, including without limitation, other programs, data, computer libraries and computer and communications equipment, by altering, destroying, disrupting or inhibiting such operation, security or integrity; (ii)
                                that without functional purpose, self-replicate written manual intervention; or
                                (iii) that purport to perform a useful function but which actually perform either a destructive or harmful function, or perform no useful function and utilize substantial computer, telecommunications or memory resources.

Wind-Down Expenses              means the net amount, after EDS takes commercially reasonable action to mitigate the adverse financial impact on EDS, that will reimburse EDS for the actual reasonable costs that EDS incurs in the disposition and/or reallocation of EDS
                                Machines, EDS Software and the portion of the Facilities dedicated to the performance of the Services, the placement of EDS personnel allocated to the delivery of the Services, and the termination, if appropriate, of the Third
                                Party Agreements, in the event of a termination occurring prior to the expiration of the Term or the term of any Transaction Document; provided, however, Equifax shall have the right to mitigate such costs by purchase of, or assumption of the leases for, the EDS Machines, assumption of the licenses and maintenance agreements for the EDS Software, hiring the EDS personnel and assuming Third Party Agreements used by EDS to perform and deliver the Services and taking similar actions.

                                   Exhibit 3
                                   ---------
                 List of Schedules to each Transaction Document
                 ----------------------------------------------

Schedule                             Title
A                                    "Applications Software"
                                     - "Applications Software - Equifax"
                                     - "Applications Software - EDS"
B                                    "Systems Software"
                                     - "Systems Software - Equifax"
                                     - "Systems Software - EDS"
C                                    "Equifax Provided Hardware"
D                                    "EDS Machines"
E                                    "Services, Location of Facilities, and Operational and
                                     Financial Responsibilities"
F                                    "Leases, Licenses and Other Third Party Agreements"
G                                    "Disaster Recovery"
H                                    "Transition Plan"
I                                    "Network Locations"
J                                    "Pricing Supplement and Charging Methodologies"
K                                    "Applications Installation Standards" (Operating
                                     Environment IT Standards)
L                                    "Security Procedures and Responsibilities - Data and
                                     Physical"
M                                    "Projects"
N                                    "Affected Employees"
O                                    "Service Levels and Service Credits"
P                                    "Deviations From Terms of the Master Agreement"
Q                                    "Year 2000"
R                                    "Services Transfer Assistance"
S                                    "Equifax Provided Office Furnishings and Facilities"
T                                    "Key Positions"
U                                    "Acquired Customer Hardware"

                                   Exhibit 4
                                   ---------

           Integrated Planning Team Charter and Operating Procedures

Mission

The Integrated Planning Team ("IPT") will manage the Equifax/EDS relationship for the Services as set forth in Section 6 of the Master Agreement and this
                                 ---------
Exhibit 4. The focus of this group is the coordination and communication of activities under the Master Agreement (not day-to-day operations). The IPT will be the focal point for interpretation, consultation and recommendations of the Master Agreement for both Equifax and EDS globally.

Scope

Coordination of

 .  Master Agreement
 .  Software purchases
 .  Non-standard service/product requests

Maintain a schedule of all changes for Equifax

 .  Retain copy of capacity projections by site and device
 .  Retain capacity actuals monthly, by site and device
 .  Retain copy of hardware and software inventory

Check and Balance

 .  Hardware and software inventory
 .  I/T resource

Reporting to data center CIOs, data center managers and business unit interfaces

 .  Capacity projections
 .  Hardware projections
 .  Requests for Service (RFS) status
 .  Rollup of businesses plans and budges

Deliverables

 .  Recommendations on where applications run, globally
 .  Quarterly: rollup of capacity actuals and projections
 .  Summary of requirements and projections

Team Members

The IPT will be comprised of two groups, each with Equifax and EDS members. The first group will be a full-time team with operational responsibility to carry out the mission and scope of the IPT. The second will be an advisory group consisting of Equifax and EDS data center managers from each unit. This group will provide policy and priority direction to the operational team.

 .  Operational Group

   __ total full-time staff (__ Equifax and ___ EDS) to be assigned by the chair Person for each of Equifax and EDS


           Function/Role                             Equifax                                   EDS
--------------------------------------------------------------------------------------------------------------------
Sponsor (Chair person)                              Senior VP                               Senior PE
--------------------------------------------------------------------------------------------------------------------
Administrative Assistant
--------------------------------------------------------------------------------------------------------------------
Technical Consultants:
--------------------------------------------------------------------------------------------------------------------
     Mainframe
--------------------------------------------------------------------------------------------------------------------
     Network
--------------------------------------------------------------------------------------------------------------------
Financial Consultant
--------------------------------------------------------------------------------------------------------------------
Contract Specialist
--------------------------------------------------------------------------------------------------------------------
Capacity Planner
--------------------------------------------------------------------------------------------------------------------
Functional Manager
--------------------------------------------------------------------------------------------------------------------

 .    Advisory group

    Equifax and EDS data center managers representing each Equifax unit. If this advisory group were in place today the organization member grid would be:

           Function/Role                             Equifax                                   EDS
--------------------------------------------------------------------------------------------------------------------
Chair person                                        Senior VP                               Senior PE
--------------------------------------------------------------------------------------------------------------------
Data Center Managers
--------------------------------------------------------------------------------------------------------------------

Staff Job Functions

Administrative Assistant
       This AA will provide administrative support for the team. This includes document processing, calendar/meeting management and travel planning support.

Technical Consultant - Mainframe
       This consultant is responsible for all technical aspects of the agreement as it relates to the Mainframe environment. This includes capacity status, capacity projections, hardware and software inventory and requests for services recommendations.

Technical Consultant - Network
       This consultant is responsible for all technical aspects of the agreement as it relates to the Network environment. This includes capacity status, capacity projections, hardware and software inventory and requests for services recommendations.

Financial Consultant
       This consultant is responsible for analysis of business plans and budgets for future or additional requirements.

Contract Specialist
       This function would be responsible for agreement content understanding and interpretation.

Capacity Planning Consultant
       This consultant is responsible for maintaining, reporting and analysis of monthly global capacity status and projections for current and future operations.

Functional Manager
       Overall department and personnel management of the Integrated Planning Team.

Critical Success Factors

Proper Staffing
       To be able to handle the workload the staffing levels must be maintained. The Contracts Administrator and Administrative Assistant are critical functions that allow the technical consultants to work on the issues that result in meeting our mission objections.

Technology Consultants
       The Technology Consultants must be full time members of the team. The Technology Consultants cannot have operational responsibilities. For the team to be successful, the Technology Consultants must be focused on capacity status, capacity projections, hardware and software inventory and requests for services recommendations.

Funding
       For this team to be successful, it must be funded. This critical function be fully funded for personnel, space, equipment, travel and training.

Executive Sponsorship
       This team has to have the active, on-going sponsorship of Equifax and EDS executives (Equifax Senior VP and EDS Senior PE) to maintain the focus on this organizations mission.